U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form SB-2/A-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Providence Resources, Inc.

 (Name of small business issuer in its charter)

Texas (State of jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	06-1538201 (I.R.S. Employer Identification No.)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2, (604) 602-1717

(Address and telephone number of principal executive offices)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2, (604) 602-1717

(Address of principal place of business or intended principal place of business)

 Lawyer's Aid Service, Inc., 408 West 17th Street, Ste. 101, Austin, TX 78701, (512) 474-2020

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  _________________________.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share (3)	12,669,920	$0.25	$3,174,980.00	$97.24
Common Stock, $0.0001 par value per share (4)	6,334,960	$1.00	$6,334,960.00	$194.48
Common Stock, $0.0001 par value per share (5)	188,190	$0.72	$135,496.80	$4.16
Total	19,193,070		$9,645,436.80	$295.88

(1)

The shares to be registered may be offered for sale and sold from time to time subsequent to the date on which this registration statement remains effective, by or for the accounts of the selling security holders.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). and (g).

(3)

Shares of common stock being registered for resale that are owned by certain selling security holders named in the prospectus. For the purposes of these 12,669,920 shares, the registrant has used the average of the closing bid and ask prices of the common stock as reported on the Over the Counter Bulletin Board on May 22, 2007.

(4)

Represents shares of common stock being registered for resale that have been or may be acquired upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share issued to certain selling security holders named in the prospectus.

(5)

Represents shares of common stock being registered for resale that have been or may be acquired upon the exercise of common stock purchase warrants at an exercise price of $0.72 per share issued to certain selling security holders named in the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registration Statement dated May 24, 2007

PROVIDENCE RESOURCES INC.

19,193,070 shares of common stock

The Offering:

Per Share        Total

Offering Price¹

$    0.50

$ 9,645,436.80

Proceeds²

$           0

$           0

Offering Expenses³

$    0.0027

$ 52,288.84

¹ The average weighted offering price of the shares and shares underlying warrants, estimated solely for the purpose of computing the amount of the registration fee (the proposed maximum offering price of the shares are $0.25, $0.72, and $1.00). The securities will be offered at the prevailing market price or in negotiated transactions

² If the selling security holders exercise their warrants in full, Providence will receive $0.72 or $1.00 per share, an aggregate of approximately $6,470,457.

³ Offering expenses include legal, accounting, printing and related costs incurred in connection with this offering.

Providence Resources, Inc. is registering a total of 12,669,920 shares of common stock and 6,523,150 shares underlying warrants to purchase shares of common stock. The common stock to be registered constitutes 24.20% of the issued and outstanding stock as of May 24, 2007. The securities are being registered for resale on behalf of the security holders identified beginning on page 10. Security holders will determine whether to exercise their purchase warrants and the timing thereof. In addition, the security holders will determine the method for selling their common stock and the timing thereof. Providence's common stock is quoted under the symbol "PVRS" on the Over-the-Counter Bulletin Board.

This offering represents a registration of issued and outstanding shares and shares underlying warrants on behalf of certain security holders of Providence Resources, Inc. Owning Providence's common stock involves a high degree of risk and the securities offered hereby are highly speculative. See "RISK FACTORS" beginning on page 4 to read about risks. You should carefully consider these risks in holding shares of Providence's common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the prospectus filed with the Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is prohibited.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	4
Use of Proceeds	9
Determination of Offering Price	10

Selling Security Holders	10
Plan of Distribution	18
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interest of Named Experts and Counsel	23
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	24

Description of Business	24
Management's Discussion and Analysis	30
Description of Property	37
Certain Relationships and Related Transactions	37
Market for Common Equity and Related Stockholder Matters	38
Executive Compensation	38
Financial Statements	39
Changes In and Disagreements with Accounts or Accounting and Financial Disclosure	40
Available Information and Reports to Securities Holders	40
Indemnification of Directors and Officers	40
Other Expenses of Issuance and Distribution	40
Recent Sales of Unregistered Securities	40
Index to and Description of Exhibits	49
Undertakings	50
Signatures	52

ii

PROSPECTUS SUMMARY

You should rely only on the information contained in this prospectus. Providence has not authorized any other person to provide you with information different from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock. The prospectus is not an offer to sell, nor is it an offer to buy, common stock in any jurisdiction in which the offer or sale is not permitted.

The following summary is qualified in its entirety by the more detailed information and financial statements with related notes appearing elsewhere in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Providence,” “we,” “us,” and “our,” refer to Providence Resources, Inc., a Texas corporation, and our subsidiaries. All references herein to “Providence Exploration” refer to Providence Exploration, LLC, our wholly owned subsidiary, and its subsidiary PDX Drilling I, LLC.

The Company

Providence is involved in the exploration and development of oil and gas in Hamilton, Comanche and Val Verde Counties, Texas. Oil and gas exploration and development activities are conducted for us by independent operators. Over the next twenty four months we intend to:

o produce a full evaluation of the initial prospects in the Marble Falls and Barnett Shale leases;

o continue post drilling “fracing” in the Marble Falls and Barnett Shale leases (fracing is the fracturing of geologic formations which open up pathways for the oil or gas to flow to the well);

o fully develop the Marble Falls and Barnett Shale leases for oil and gas production with Harding Company;

o seismically explore the Val Verde leases with TRNCO Petroleum Corporation;

o interpret the Val Verde seismic data; and

o develop the Val Verde leases with multiple deep drilling targets for natural gas production.

We are also involved in the purchase, refurbishment and sale of drilling and service rigs in Young County, Texas.

Corporate Information

Providence was incorporated under the laws of the State of Texas on February 17, 1993. Our executive offices are located at 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada, and our telephone number is (604) 602-1717. Providence’s registered statutory office is located at 408 West 17th Street, Ste. 101, Austin, Texas 78701. Our website address, www.providencereesouresinc.com, remains under construction. Information contained on our website is not deemed part of this prospectus.

The Offering

Securities offered by the selling security holders           Up to 12,669,920 shares of common stock and shares
                                                             underlying 6,334,960 warrants exercisable at $1.00 and
                                                             188,190 warrants exercisable at $0.72.

Stock outstanding as of May 24, 2007                         52,355,539 common shares.

Terms of the Offering                                        The selling security holders will determine when and
                                                             how they will sell the common stock offered in this
                                                             prospectus. See Plan of Distribution.

Use of proceeds                                              Providence will not receive any of the proceeds from
                                                             the sale of common stock by the selling security
                                                             holders. Providence will receive approximately
                                                             $6,470,457 if the selling security holders exercise all
                                                             warrants hereby registered.

Plan of Distribution

Providence is registering a total of 12,669,920 shares of common stock and 6,523,150 shares underlying warrants to purchase common stock for resale on behalf of our selling security holders. The selling security holders or pledgees, donees, transferees, or other successors in interest selling shares received from a named selling security holder as a gift, partnership, distribution, or other non-sale-related transfer after the effective date of this registration statement may sell the shares from time to time. Registration of the securities does not mean, however, that the securities will be offered or sold as the selling security holders may decide not to sell all or any of the shares they are allowed to sell under this registration statement, and the warrants may not be exercised. The selling security holders will act independently of Providence in making any decision with respect to the timing, manner and size of each sale. Sales could be made on the Over-the-Counter Bulletin Board (symbol “PVRS”) or otherwise, at prices related to the then current market price, or at privately negotiated prices.

Risk Factors

Investing in our stock involves certain risks. Please review the Risk Factors beginning on page 4.

Summary Financial Information

The following summary of financial information should be read together with Providence’s financial statements along with their accompanying notes and Management’s Plan of Operation included elsewhere within this prospectus.

The summary financial information for the periods ended March 31, 2007 and March 31, 2006 have been derived from Providence’s unaudited consolidated financial statements. The summary information for the period ended December 31, 2006 has been derived from Providence’s audited consolidated financial statements.

In the opinion of management, the unaudited financial statements have been prepared on the same basis as audited consolidated financial statements and include all adjustments which consist only of normal recurring adjustments necessary for a fair presentation of the financial statements and results of operations for the periods presented.

Statement of Operations Summary
                                                                               ---------------     ---------------
                                                                                         Periods Ended                                                                           Year Ended
                                                                                           March 31,                                                                            December 31,
                                                                               ---------------     ---------------
                                                                  2007                2006                2005
                                                              --------------      --------------     ----------------
     Sales                                               $                -    $              -   $              350
     Cost of Sales                                                        -                   -             (25,427)
                                                              --------------      --------------     ----------------
                                                              --------------      --------------     ----------------
     Gross Loss                                                           -                   -             (25,777)
     General and Administrative Expense                           (220,469)            (98,806)          (2,121,062)
                                                              --------------      --------------     ----------------
                                                              --------------      --------------     ----------------
                                                                  (220,469)            (98,806)          (2,095,285)
     Loss from Operations
                                                              --------------      --------------     ----------------
                                                              --------------      --------------     ----------------

        Minority Interest                                                 -                   -               19,898
        Interest Expense                                           (68,400)            (65,334)          (5,102,503)
        Interest Income                                              11,295              72,153              416,306
                                                                                  --------------
                                                              --------------                         ----------------
                                                                  (277,574)            (91,987)          (6,761,584)
     Net Loss
                                                              --------------      --------------     ----------------
                                                              --------------      --------------     ----------------

     Loss per share from continuing operations, basic
         and diluted                                                 (0.01)              (0.01)               (0.24)
     Net loss per share, basic and diluted               $           (0.01)    $         (0.01)   $           (0.24)

Balance Sheet Summary
                                                                                   March 31,           December 31,
                                                                                   2007                    2006
                                                                             -------------------     -----------------
                                                                             -------------------     -----------------

     Working Capital                                                     $         (814,488)     $           627,947
                                                                             -------------------     -----------------
                                                                             -------------------     -----------------

          Current Assets                                                           1,682,935               2,264,758
          Property and equipment                                                  28,584,639              27,482,964
          Total other assets                                                          41,715                  48,065
                                                                             -------------------     -----------------

     Total Assets                                                                 30,309,289              29,795,787
                                                                             -------------------     -----------------
                                                                             -------------------     -----------------

          Current Liabilities                                                      2,497,423               1,636,811
          Convertible Debentures                                                   3,570,000               3,570,000
          Long-term Notes Payable                                                    216,342                 319,826
                                                                             -------------------     -----------------

     Total Liabilities                                                             6,283,765               5,526,637
                                                                             -------------------     -----------------
                                                                             -------------------     -----------------

          Minority Interest in Net Assets of Subsidiary                              150,973                 117,017
                                                                             -------------------     -----------------

          Share capital                                                           40,047,072              40,052,257

          Accumulated other comprehensive income                                      14,552                  14,560
          Deficit accumulated during the development stage                      (16,192,258)            (15,914,684)
                                                                             -------------------     -----------------
                                                                             -------------------     -----------------
                                                                                  23,874,551              24,152,133
     Shareholders' equity
                                                                             -------------------     -----------------
                                                                             -------------------     -----------------

     Total liabilities and shareholders' equity                          $        30,309,289     $        29,795,787
                                                                             -------------------     -----------------

RISK FACTORS

An investment in the securities registered hereby is highly speculative and involves a substantial degree of risk which should be considered only by persons who can afford to lose their entire investment. Investors should carefully consider each and every risk involved herein as well as all other information contained in this prospectus. Statements made in this prospectus may constitute forward-looking statements and are subject to many risks and uncertainties, including but not limited to, the failure of Providence to meet future capital needs and complete intended internal development due to difficulty, impracticality and/or impossibility. If any of the following risks actually occur, Providence’s business, financial condition and operating results could be materially adversely affected.

Risks Related To Providence’s Business

Providence has a history of operating losses and such losses may continue in the future.

Since Providence’s inception in 1993, our operations have resulted in a continuation of losses and an accumulated deficit of $16,192,258 at March 31, 2007. We will continue to incur operating losses until such time as we begin producing oil and gas revenue, which may or may not eventuate. Should we fail to produce oil and gas revenue we may continue to operate at a loss and may never be profitable.

Providence has a limited operating history.

Providence acquired Providence Exploration on September 29, 2006, which company first began oil and gas exploration operations during the fourth quarter of 2005. As such, our limited operating history provides an inadequate track record from which to base future projections of successful operation.

Providence has a history of uncertainty about continuing as a going concern.

Providence’s audits for the periods ended December 31, 2006 and December 31, 2005 expressed substantial doubt as to our ability to continue as a going concern as a result of recurring losses, an accumulated deficit of $15,914,684 as of December 31, 2006, and revenue generating activities that were insufficient to sustain operations. Unless we are able to cure this pattern of reoccurring losses and insufficient revenue, our ability to continue as a going concern will be in jeopardy.

Providence cannot represent that we will be successful in continuing operations.

Providence has not, to date, generated sufficient revenue from operations to cover expenses and may not generate sufficient revenue over the next twelve months to ensure continued oil and gas development operations. Should Providence be unable to realize sufficient revenue over that time period, it will be forced to raise additional capital to remain in operation. We have no commitments for the provision of additional capital and can offer no assurance that such capital will be available if necessary to continue operations.

We may not be successful in integrating the business operations of Providence Exploration, LLC into our business operations, stifling growth and disrupting our business.

Providence’s recent acquisition of Providence Exploration involves the integration of companies that have previously operated independently. Successful integration will depend on our ability to consolidate operations and procedures and to integrate Providence Exploration’s management team with our own. If we are unable to do so, we may not realize the anticipated potential benefits of the acquisition, our business development could be stifled, and results of operations may suffer. Difficulties could include the loss of key employees, the disruption of Providence Exploration’s ongoing businesses, and possible inconsistencies in standards, controls, procedures and policies.

We may be unable to manage the growth of our business which failure could negatively affect development, operating results, and fiscal independence.

We believe that if our growth plan is successful, our business will grow in size and complexity. Any new sustained growth would place a significant strain on our management systems and operational resources requiring us to recruit, hire and retain new managerial, finance and support personnel. Our ability to compete effectively would also require us to maintain and improve operational, financial, and management information systems on a timely basis. Should Providence be unable to manage growth effectively, both our business development and our operating results would be negatively effected which in turn would preclude us from becoming financially independent of outside funding sources.

Risks Related to the Oil and Gas Industry

Oil and natural gas drilling and producing operations involve various risks which could result in net losses.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be discovered. Wells which we drill may not be productive, and, thus, we may not be able to recover all or any portion of our investment in such wells. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting drilling, operating and other costs. The seismic data and other technologies which we use do not allow us to know conclusively prior to drilling a well that oil or natural gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can reduce the feasibility of a project to produce a profit. Further, our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including:

|X| unexpected drilling conditions;

|X| title problems;

|X| pressure or irregularities in formations;

|X| equipment failures or accidents;

|X| adverse weather conditions;

|X| compliance with environmental and other governmental requirements; and

|X| cost of, or shortages or delays in the availability of, drilling rigs, equipment and services.

Our operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including:

|X| encountering well blowouts;

|X| cratering and explosions;

|X| pipe failure;

|X| fires;

|X| formations with abnormal pressures resulting in uncontrollable flows of oil and natural gas;

|X| brine or well fluids; and

|X| release of contaminants into the environment and other environmental hazards and risks.

The nature of these risks is such that some liabilities including environmental fines and penalties could exceed our ability to pay for the damages. We could incur significant costs due to these risks that could result in net losses.

Providence is subject to federal, state and local laws and regulations which could create liability for personal injuries, property damage, and environmental damages.

Exploration and development, exploitation, production and sale of oil and natural gas in the United States is subject to extensive federal, state and local laws and regulations, including complex tax laws and environmental laws and regulations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations could harm Providence’s business, results of operations and financial condition. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include oil and gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials, discharge permits for drilling operations, spacing of wells, environmental protection, reports concerning operations, and taxation. Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, reclamation costs, remediation, clean-up costs and other environmental damages.

Shortages of oil field equipment, services and qualified personnel could reduce Providence’s profit margin, cash flow and operating results.

The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. There have also been shortages of drilling rigs and other equipment, as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. We cannot be certain when or if we will experience these issues and these types of shortages or price increases which could significantly decrease any profit margin, cash flow and operating results on any particular well or restrict our ability to drill additional wells.

The results of Providence’s operations depend on the exploration efforts of Harding Company and TRNCO Petroleum Corporation, both of which are third parties.

The management of exploration efforts in Comanche and Hamilton Counties is dependent on an independent local operator, Harding Company, while 3D seismic exploration of oil and natural gas prospects in Val Verde is dependent on an independent local company, TRNCO Petroleum Corporation. The fact that Providence is dependent on the operations of third parties for the results of exploration efforts and the prospective production of oil and natural gas assets could impede our ability to realize a net profit from operations.

Oil and natural gas prices are volatile, and any substantial decrease in prices could cause Providence to continue to operate at a loss.

Our future financial condition, results of operations and the carrying value of our oil and natural gas properties will depend primarily upon the prices we receive for production. Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future. Our cash flow from operations will be highly dependent on the prices that we receive for oil and natural gas. This price volatility also affects the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

|X| the level of consumer demand;

|X| the domestic supply;

|X| domestic governmental regulations and taxes;

|X| the price and availability of alternative fuel sources;

|X| weather conditions; and

|X| market uncertainty.

These factors and the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce future revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could cause us to continue to operate at a loss. Should the oil and natural gas industry experience significant price declines, we may continue to operate at a loss.

Risks Related to Providence’s Shares

Providence does not pay dividends.

Providence does not pay dividends. Providence has not paid any dividends since inception and has no intention of paying any dividends in the foreseeable future. Any future dividends would be at the discretion of our board of directors and would depend on, among other things, future earnings, our operating and financial condition, our capital requirements, and general business conditions. Therefore, shareholders should not expect any type of cash flow from their investment.

Return of investor’s capital contributions is not guaranteed.

The shares registered hereby are speculative and involve a high degree of risk. There can be no guarantee that shareholders will realize a substantial return on an investment, or any return at all, or that he or she will not lose their entire investment. For this reason, each investor should read this registration statement carefully and should consult with his or her legal counsel, accountant(s), or business advisor(s) prior to making any investment decision.

Providence may require additional capital funding.

There can be no guarantee that we will not require additional funds, either through additional equity offerings or debt placements, in order to expand our operations. Such additional capital may result in dilution to our current shareholders. Further, our ability to meet short-term and long-term financial commitments will depend on future cash. There can be no assurance that future income will generate sufficient funds to enable us to meet our financial commitments.

If the market price of our common stock declines as the selling security holders sell their stock, the selling security holders or others may be encouraged to engage in short selling, further depressing the market price.

The significant downward pressure on the price of the common stock as the selling security holders sell material amounts of common stock could encourage short sales by the selling security holders or others. Short selling is the selling of a security that the seller does not own, or any sale that is completed by the delivery of a security borrowed by the seller. Short sellers assume that they will be able to buy the stock at a lower amount than the price at which they sold it short. Significant short selling of a company’s stock creates an incentive for market participants to reduce the value of that company’s common stock. If a significant market for short selling our common stock develops, the market price of our common stock could be significantly depressed.

Future shareholders of Providence’s preferred stock may face certain risks.

Providence has 25,000,000 shares of authorized preferred stock. Though no shares are currently issued and outstanding, shares may be issued in the future, which shares will involve a high degree of risk. The preferred stock authorized in the articles of incorporation, allows the board of directors to designate the dividend, voting, conversion and liquidation rights or preferences of any class of preferred stock. However, the board of directors has never designated any class or series of preferred stock, nor has it ever set forth any description or designation of the rights or preferences of the preferred stock. As such, the board of directors may not allow dividends, voting, conversion, or liquidation rights. Additionally, the designation may change from time to time.

Providence’s shareholders may face significant restrictions on their stock.

Providence’s stock differs from many stocks in that it is a “penny stock.” The Commission has adopted a number of rules to regulate “penny stocks” including, but not limited to, those rules from the Securities Act as follows:

3a51-	1which defines penny stock as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that have net tangible assets greater than $2 million if they have been in operation at least three years, greater than $5 million if in operation less than three years, or average revenue of at least $6 million for the last three years;

15g-1	which outlines transactions by broker/dealers which are exempt from 15g-2 through 15g-6 as those whose commissions from traders are lower than 5% total commissions;

15g-2 which details that brokers must disclose risks of penny stock on Schedule 15G;

15g-3 which details that broker/dealers must disclose quotes and other info relating to the penny stock market;

15g-4 which explains that compensation of broker/dealers must be disclosed;

15g-5 which explains that compensation of persons associated in connection with penny stock sales must be disclosed;

15g-6 which outlines that broker/dealers must send out monthly account statements; and

15g-9 which defines sales practice requirements.

Since Providence’s securities constitute a “penny stock” within the meaning of the rules, the rules would apply to us and our securities. Because these rules provide regulatory burdens upon broker-dealers, they may affect the ability of shareholders to sell their securities in any market that may develop; the rules themselves may limit the market for penny stocks. Additionally, the market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to Commission Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse. These patterns include:

o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Cautionary Note Regarding Forward Looking Statements

When used in this prospectus, the words “believes,” “anticipates,” “expects,” “plans”, and similar expressions are intended to identify forward-looking statements. The outcomes expressed in such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks described in this Risk Factors section. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these statements. Providence also undertakes no obligation to update these forward-looking statements.

USE OF PROCEEDS

All proceeds from the sale of the common shares by the selling security holders will go to the selling security holders who offer and sell their shares. Providence will not receive any proceeds from the sale of the common shares by the selling security holders. However, we will receive approximately $6,470,457 if the selling security holders exercise their warrants in full. The warrant holders may exercise their warrants at any time until their expiration, as further described in the Description of Securities section. Since the warrant holders may exercise the purchase warrants in their own discretion, we cannot plan on any specific uses of proceeds beyond the application of proceeds to general corporate purposes.

Providence will bear all expenses incident to the registration of the shares of common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling security holders. Any transfer taxes payable on the shares to be sold by the selling security holders and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING SECURITY HOLDERS

As of May 24, 2007, 52,355,539 common shares of Providence’s common stock are held of record by 242 shareholders.

The following tables set forth the names of the selling security holders and the number of shares of common stock and warrants to purchase shares of common stock owned beneficially by each selling security holder as of May 24, 2007. Except as may be identified in the tables, none of the selling security holders have, or within the past three years have had, any position, office or material relationship with Providence or any of our predecessors or affiliates. The tables have been prepared based upon information furnished to Providence by or on behalf of the selling security holders.

The selling security holders may decide to sell all, some, or none (or exercise and sell all, some or none) of the securities listed below. Providence cannot provide any estimate of the number of securities that any of the selling security holders will hold in the future. The securities (including those shares to be issued upon exercise of the warrants) beneficially owned by each of the selling security holders are being registered to permit public secondary trading, and the selling security holders may offer these shares for resale from time to time. See Plan of Distribution.

For purposes of the following tables, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares. All percentages are approximate. As explained below under Plan of Distribution, Providence has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus. Further information concerning all of the following selling security holders and securities is listed under the section title Recent Sales of Unregistered Securities, below. The following table’s warrant exercise price is $1.00. None of the security holders in the following table are broker-dealers.

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Roman Sandmayr                None             60,000       30,000              60,000               30,000                   -
Roland Wiesmann               None             25,000       12,500              25,000               12,500                   -
Markus Wassmer                None             40,000       20,000              40,000               20,000                   -
Heidi Haefeli                 None             80,000       40,000              80,000               40,000                   -
Roger Curchod                 None             50,000       25,000              50,000               25,000                   -

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Westwood Trading Ltd.         None            170,000       85,000             170,000               85,000                   -
(Oliver Chaponnier)
Brigadoon Investments         None            150,000       75,000             150,000               75,000                   -
Ltd. (Marco Montanari
Fuer)
Dr. Harvey Glicker(2)         None             83,300       41,650              83,300               41,650                   -
Victor T. Aellen(3)           None             16,000        8,000              16,000                8,000                   -
Hans Peter Stocker            None             50,000       25,000              50,000               25,000                   -
Hansruedi Schumacher(4)       None             50,000       25,000              50,000               25,000                   -
Daniel Beck                   None            100,000       50,000             100,000               50,000                   -
Dr. Marc-Andre Schwab         None             60,000       30,000              60,000               30,000                   -
Dieter Schaerer               None            250,000       40,000              80,000               40,000                   -
Klimkin Associated            None            100,000       50,000             100,000               50,000                   -
SA(3) (Karl-Heinz
Hemmerle)
Elsbeth Russenberger(5)       None            100,000       50,000             100,000               50,000                   -
Steve Nelson                  None             40,000       20,000              40,000               20,000                   -
Global Leveraged              None            300,000      150,000             300,000              150,000                   -
Investment (Christian
Diem)
Global Undervalued            None            450,000      225,000             450,000              225,000                   -
Investment (George
Scherrer)(6)
George Scherrer(6)            None            100,000       50,000             100,000               50,000                   -
Ilse Kaufmann                 None             85,000       42,500              85,000               42,500                   -
Germal GmbH (Hansruedi        None            250,000      125,000             250,000              125,000                   -
Schumacher(4))
Martin Alex Murbach           None            100,000       50,000             100,000               50,000                   -
Bruce Colgin                  None             50,000       25,000              50,000               25,000                   -

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)
Crenshaw Family               None            333,330      166,665             333,330              166,665                   -
Partnership, Ltd.
(Kirby Crenshaw) (3)
Theodore L. Rhyne             None             15,000        7,500              15,000                7,500                   -
Southwest Securities,         None             20,000       10,000              20,000               10,000                   -
Inc. FBO Steve Nelson
IRA(3)
Southwest Securities,         None             30,000       15,000              30,000               15,000                   -
Inc. FBO Mishawn M.
Nelson IRA(3)
Wyler Esther                  None             70,000       35,000              70,000               35,000                   -
James R. Foster               None            100,000       50,000             100,000               50,000                   -
Daryl. M. Anderson            None             25,000       12,500              25,000               12,500                   -
Peter Kubin and Marie         None            100,000       50,000             100,000               50,000                   -
Kubin
Paul D. Stewart               None             50,000       25,000              50,000               25,000                   -
William Marc and              None            166,680       83,340             166,680               83,340                   -
Elizabeth Brogdon Hill
Willowbend Ventures, LP       None            166,680       83,340             166,680               83,340                   -
(Jeffrey Wohlwend)
David Hunter                  None             50,000       25,000              50,000               25,000                   -
Michael Crabtree              None            100,000       50,000             100,000               50,000                   -
Meera Khedkar                 None              8,500        4,250               8,500                4,250                   -
Nicolas Mathys                None          3,366,670      833,335           1,666,670              833,335       6.54% (3.27%)
Randall A. Crenshaw           None            500,000      250,000             500,000              250,000       1.04% (0.52%)
Spiral Bridge Family          None             50,000       25,000              50,000               25,000                   -
Limited Partnership
(Robert Fenell)
Rodney Robert Martin          None             33,330       16,665              33,330               16,665                   -
Bank Julius Baer and Co.      None            380,000      190,000             380,000              190,000                   -
Ltd (Swiss private bank
owners)
Niconsult GmbH (Nico          None             20,000       10,000              20,000               10,000                   -
Civelli)

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Patrick Meier                 None             53,000       26,500              53,000               26,500                   -
Joseph Simone(2)              None             50,000       25,000              50,000               25,000                   -
Kenneth W. Mullane            None             10,000        5,000              10,000                5,000                   -
Peter E. Kenefick             None             50,000       25,000              50,000               25,000                   -
Chris J. Kaskow(3)            None             60,000       30,000              60,000               30,000                   -
Sharad Khedkar                None             25,000       12,500              25,000               12,500                   -
Billie H. and Georgia M.      None             25,000       12,500              25,000               12,500                   -
Hill
Hernan P. and Beverly                                                                                                         -
Puentes                       None             10,000        5,000              10,000                5,000
Vladimir Mitrovic             None             10,000        5,000              10,000                5,000                   -
Samuel Weir                   None             66,660       33,330              66,660               33,330                   -
David J. Serra                None             50,000       25,000              50,000               25,000                   -
Rebecca L. Gettemy            None             50,000       25,000              50,000               25,000                   -
Michael J. Schneider          None             33,330       16,665              33,330               16,665                   -
Joseph C. Bork                None             16,670        8,335              16,670                8,335                   -
Curry Plumbing And            None             33,330       16,665              33,330               16,665                   -
Heating (Brent Curry)
Katy M. Chen                  None             50,000       25,000              50,000               25,000                   -
Sally M. Chen                 None             50,000       25,000              50,000               25,000                   -
Gen Liang Shi                 None             20,000       10,000              20,000               10,000                   -
Jerry Hart                    None             41,670       20,835              41,670               20,835                   -
Harold Milbrodt               None             20,000       10,000              20,000               10,000                   -
Thomas E. Jordan              None             35,000       17,500              35,000               17,500                   -
Christoph Oeschger            None             25,000       12,500              25,000               12,500                   -
Finter Bank Zurich            None            860,000      430,000             860,000              430,000       1.79% (0.90%)
(Swiss private bank
owners)
Dr. Robert. M. Squire         None             30,000       15,000              30,000               15,000                   -
M.D

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Alan Miller                   None             40,000       20,000              40,000               20,000                   -
Randy Clarkson                None             50,000       25,000              50,000               25,000                   -
Dr. Frank M. Andrews(3)       None             35,000       17,500              35,000               17,500                   -
Kim Davies Roth IRA           None             40,000       20,000              40,000               20,000                   -
Michelle Maggio               None             20,000       10,000              20,000               10,000                   -
Kate Mcknight                 None             60,000       30,000              60,000               30,000                   -
Stanley Fineberg              None             25,000       12,500              25,000               12,500                   -
Harolyn and Harvey            None             25,000       12,500              25,000               12,500                   -
Glicker(2)
Charles Hough                 None             33,330       16,665              33,330               16,665                   -
Steve Hamilton                None             16,670        8,335              16,670                8,335                   -
Clarie Spencer                None             50,000       25,000              50,000               25,000                   -
Berkeley Alliance             None             33,330       16,665              33,330               16,665                   -
Capital Circle (Edward
Lu)
Barry Davis Roth IRA          None            340,000      170,000             340,000              170,000                   -
TTASSB Partners (Thomas       None             70,000       35,000              70,000               35,000                   -
Sweeney)
Nachum Y. Klar                None             10,000        5,000              10,000                5,000                   -
Robert Patch Jr.              None             50,000       25,000              50,000               25,000                   -
Alfred Berg                   None            166,670       83,335             166,670               83,335                   -
Wayne A. Reuter               None             20,000       10,000              20,000               10,000                   -
Theodore T. Magel             None             16,670        8,335              16,670                8,335                   -
David Hunter                  None             20,000       10,000              20,000               10,000                   -
Charles B. Crowell           Former           100,000       50,000             100,000               50,000                   -
                            Director
Frank Andrews(3)              None             10,000        5,000              10,000                5,000                   -
Barry Donnell                 None            100,000       50,000             100,000               50,000                   -
Elite Trading, LLC            None            416,700      208,350             416,700              208,350                   -
(Adam Green)

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Bennett Bovarnick             None             20,000       10,000              20,000               10,000                   -
Michael Swanson               None              2,000        1,000               2,000                1,000                   -
Brad Holland                  None            100,000       50,000             100,000               50,000                   -
Middlemarch Partners          None            100,000            0             100,000                    0                   -
Limited (Cecilia
Kershaw)
Brant Investments             None                  0       50,000                   0               50,000                   -
Limited for Middlemarch
Partners Limited
Joshua Klar                   None             86,700       43,350              86,700               43,350                   -
David Klar                    None             16,700        8,350              16,700                8,350                   -
Joseph Sorrentino             None             20,000       10,000              20,000               10,000                   -
Bank Vontobel AG (Swiss       None            100,000       50,000             100,000               50,000                   -
private bank owners)
Crenshaw Family               None            166,670       83,335             166,670               83,335                   -
Partnership, Ltd.
(Kirby Crenshaw) (3)
Mary Contini                  None             15,000        7,500              15,000                7,500                   -
Mauricio A Platacuadros       None             33,330       16,665              33,330               16,665                   -
Tom Vaughn(3)                 None             33,330       16,665              33,330               16,665                   -
Harvey Glicker(2)             None             25,000       12,500              25,000               12,500                   -
Herbert Naiztat               None             16,000        8,000              16,000                8,000                   -
Alfred Berg                   None            250,000      125,000             250,000              125,000                   -
Charles Wronski               None             30,000       15,000              30,000               15,000                   -
Southwest Securities,         None             15,000        7,500              15,000                7,500                   -
Inc. FBO Steve Nelson
IRA(3)
Southwest Securities,         None             15,000        7,500              15,000                7,500                   -
Inc. FBO Mishawn M.
Nelson IRA(3)
Charles Harbey                None             16,670        8,335              16,670                8,335                   -

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Kevin McKnight                None             20,000       10,000              20,000               10,000                   -
Nasim Nasir                   None             16,670        8,335              16,670                8,335                   -
Peter Santamaria              None             20,000       10,000              20,000               10,000                   -
Sherman Dreiseszun            None             41,670       20,835              41,670               20,835                   -
Dennis Estrada                None             16,670        8,335              16,670                8,335                   -
Jerald Gunnelson              None             83,340       41,670              83,340               41,670                   -
P J Noble                     None             25,000       12,500              25,000               12,500                   -
Rick Riley                    None             20,000       10,000              20,000               10,000                   -
Nelson Canache                None             92,000       46,000              92,000               46,000                   -
Mauricio A                    None             16,670        8,335              16,670                8,335                   -
Platacuadros(3)
Joseph Simone(2)              None            100,000       50,000             100,000               50,000                   -
Benjamin Fakheri              None             10,000        5,000              10,000                5,000                   -
Angela K. Holahan             None             16,670        8,335              16,670                8,335                   -
Ernest G. Ianetti             None             20,000       10,000              20,000               10,000                   -
Victor T. Aellen              None              8,000        4,000               8,000                4,000                   -
Leonard M. Rhoades            None             16,000        8,000              16,000                8,000                   -
David Iannacconi              None             20,000       10,000              20,000               10,000                   -
Chris J. Kaskow(3)            None             60,000       30,000              60,000               30,000                   -
Tom Vaughn(3)                 None             83,340       41,670              83,340               41,670                   -
Mathew Todd Frailey           None             30,000       15,000              30,000               15,000                   -
Joseph Simone(2)              None             60,000       30,000              60,000               30,000                   -
Robert Katan                  None             20,000       10,000              20,000               10,000                   -
David Vezzetti                None             20,000       10,000              20,000               10,000                   -
Y. Shmuel Herz                None             16,670        8,335              16,670                8,335                   -
Sean Hajo                     None             30,000       15,000              30,000               15,000                   -
Michael J. Simone(3)          None            100,000       50,000             100,000               50,000                   -
Randolph Wallace              None             20,000       10,000              20,000               10,000                   -

------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------
    Security Holder        Position or    Number of     Number of    Number of Shares    Number of Shares      Percentage of
 (natural persons with      Material     Shares Held    Warrants     Offered for the        Underlying        Shares Owned By
  power to vote or to     Relationship    Before the      Held       Selling Security    Warrants Offered       the Selling
     dispose of the                        Offering    Before the    Holder Accounts      for the Selling     Security Holders
  securities offered)                                   Offering                          Security Holder        After the
                                                                                             Accounts           Offering(1)

Joseph Hope                   None             20,000       10,000              20,000               10,000                   -
Arno Gassner                  None             50,000       25,000              50,000               25,000                   -
Wayne Todd Ervin              None             83,000       41,500              83,000               41,500                   -
V K Mullins                   None             10,000        5,000              10,000                5,000                   -
Carol H Cassidy               None             10,000        5,000              10,000                5,000                   -
Sueperior Investments         None             20,000       10,000              20,000               10,000                   -
LLC (Susan DeMarco)
Klimkin Associated SA         None             50,000       25,000              50,000               25,000                   -
(Karl-Heinz Hemmerle)
(3)
Stewart Kennedy(3)            None             10,000        5,000              10,000                5,000                   -
Dominik Zehnder               None             20,000       10,000              20,000               10,000                   -
Michael J. Simone(3)          None             50,000       25,000              50,000               25,000                   -
Michael Monaco                None            100,000       50,000             100,000               50,000                   -
Stewart Kennedy(3)            None             40,000       20,000              40,000               20,000                   -
Antonio Herrero               None             83,300       41,650              83,300               41,650                   -
Carla and Mark Coyle          None             15,000        7,500              15,000                7,500                   -
Victoria Stapleton            None             10,000        5,000              10,000                5,000                   -
Laurence Maguire              None             17,000        8,500              17,000                8,500                   -
Michael B. Oring              None            140,000       70,000             140,000               70,000                   -
------------------------- -------------- ------------- ------------ ------------------- -------------------- -------------------

The following selling security holders are broker-dealers. These security holders are not underwriters. These security holders obtained their respective securities as commissions on the above offering. The following table’s warrant exercise price is $0.72.

------------------------- --------------- ------------ --------------- ------------------ ------------------- ------------------
    Security Holder        Position or     Number of     Number of     Number of Shares    Number of Shares     Percentage of
 (natural persons with       Material     Shares Held  Warrants Held    Offered for the       Underlying       Shares Owned By
  power to vote or to      Relationship   Before the     Before the    Selling Security    Warrants Offered      the Selling
     dispose of the                        Offering       Offering      Holder Accounts    for the Selling    Security Holders
  securities offered)                                                                      Security Holder        After the
                                                                                               Accounts          Offering(1)
------------------------- --------------- ------------ --------------- ------------------ ------------------- ------------------
CR Innovations AG              None                 0         122,640                  0             122,640                  -
(Christian
Russenberger)(5)
JTE Finanz AG (Joe             None                 0          35,700                  0              35,700                  -
Eberhard(7))
Chris Trina                    None                 0           7,350                  0               7,350                  -
Quentin Bischoff               None                 0           1,500                  0               1,500                  -
Todd McKnight                  None                 0          21,000                  0              21,000                  -
------------------------- --------------- ------------ --------------- ------------------ ------------------- ------------------

         (1)      Shares in excess of 1%; warrants in excess of 1% in parenthesis

         (2)      Purchased shares under the offering on three occasions:
                      Harvey and Harolyn Glicker for a total of 133,300 shares
                      Joseph Simone for a total of 210,000 shares

         (3)      Purchased shares under the offering on two occasions:
                      Victor T. Aellen for a total of 24,000 shares
                      Klimkin Associated SA for a total of 150,000 shares
                      Crenshaw Family Partnership, Ltd. for a total of 500,000 shares
                      Southwest Securities, Inc. FBO Steve Nelson IRA for a total of 35,000 shares
                      Southwest Securities, Inc. FBO Mishawn M. Nelson IRA for a total of 45,000 shares
                      Dr. Frank M. Andrews for a total of 45,000 shares
                      Tom Vaughn for a total of 116,670 shares
                      Chris J. Kaskow for a total of 120,000 shares
                      Mauricio A Platacuadros for a total of 50,000 shares
                      Michael J. Simone for a total of 150,000 shares
                      Stewart Kennedy for a total of 50,000 shares

         (4)      Germal GmbH (with Hansruedi Schumacher as voting power) and Hansruedi Schumacher purchased shares under the offering

         (5)      Elsbeth Russenberger and Christian Russenberger are married

         6        Global Undervalued Investment (with George Scherrer as voting power) and George Scherrer purchased shares under the offering

         (7)      Joe Eberhard owns 400,000 shares

PLAN OF DISTRIBUTION

Providence is registering a total of 19,193,070 shares of common stock and shares underlying warrants to purchase common stock for resale on behalf of our selling security holders. The selling security holders or pledgees, donees, transferees or other successors in interest selling shares received from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the effective date of this registration statement may sell the shares from time to time. Registration of the common stock does not mean, however, that the common stock will be offered or sold. The selling security holders may also decide not to sell all or any of the shares they are allowed to sell under this registration statement.

The selling security holders will act independently of Providence in making any decision with respect to the timing, manner and size of each sale. The sales may be made in negotiated transactions or on the over-the-counter market at prevailing market prices or privately negotiated prices. The selling security holders could effect such transactions by selling the shares to or through broker-dealers by one or more of, or a combination of, the following mechanisms:

o a block trade in which the broker-dealer so engaged attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this registration statement,

o an exchange distribution in accordance with the rules of such exchange, ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

o privately negotiated transactions.

Providence will file post-effective amendments to this registration statement as required, to include any additional or changed material information pertinent to this plan of distribution or any facts or events, which individually or together represent a fundamental change in the information contained in this registration statement. Further, Providence’s responsibilities will include the obligation to file a post-effective amendment to this registration statement upon being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Post-effective amendment will disclose:

o the name of each such selling shareholder and the participating broker-dealer,

o the number of shares involved,

o the price at which such shares will be sold,

o the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable,

o that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this registration statement, and

o additional facts material to the transaction.

The selling security holders could enter into hedging transactions with broker-dealers in connection with distributions of Providence’s common stock or otherwise. Pursuant to such transactions, broker-dealers could engage in short sales of the shares in the course of hedging the positions they assume with selling security holders. The selling security holders could also sell shares short and redeliver Providence’s common stock to close out such short positions. The selling security holders could enter into an option or other transactions with broker-dealers which require the delivery to the broker-dealer of Providence’s common stock. The broker-dealer could then resell or otherwise transfer such shares pursuant to this registration statement. The selling security holders could also loan or pledge the shares to a broker-dealer. The broker-dealer may sell common stock so loaned, or upon default the broker-dealer may sell the pledged shares pursuant to this registration statement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holders. Broker-dealers or agents may also receive compensation from the purchasers of Providence’s common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with our common stock.

Selling security holders, broker-dealers and agents may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with the sale of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of Providence’s common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Since the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the registration statement delivery requirements of the Securities Act. Further, any securities covered by this registration statement which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this registration statement.

The selling security holders have advised Providence that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. No underwriter or coordinating broker is acting in connection with the proposed sale of shares by the selling security holders.

Providence’s common stock may be sold only through registered or licensed brokers if required under applicable state securities laws. Further, in certain states, our common stock can not be sold unless registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and met.

Under the applicable rules and regulations of the Exchange Act, any person engaged in the distribution of Providence’s common stock may not simultaneously engage in market making activities with respect to Providence’s shares for a period of five business days prior to the commencement of such distribution. Further, each selling security holder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions limit the timing of purchases and sales of shares of Providence’s common stock by the selling security holders. Providence will make copies of this registration statement available to the selling security holders and have informed them of the need for delivery of copies of this registration statement to purchasers at or prior to the time of any sale of our common stock.

Providence will bear all costs, expenses and fees in connection with the registration of our common stock. The selling security holders will bear all commissions and discounts, if any, attributable to the sales of shares. The selling security holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL PROCEEDINGS

Providence is not a party to any pending legal proceeding or litigation. Further, Providence’s officers and directors know of no legal proceedings against them or Providence’s business being contemplated by any governmental authority.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of Providence:

         Name                               Age               Position(s) and Office(s)

         Nora Coccaro                       50                Chief Executive Officer, Chief Financial Officer, Principal Accounting
                                                              Officer, and Director

         Markus Mueller                     48                Chairman of the Board of Directors

Nora Coccaro was appointed to Providence’s board of directors and as our chief executive officer, chief financial officer and principal accounting officer on November 16, 1999. She will serve until the second succeeding annual meeting and until such time as a successor is elected and qualified.

Ms. Coccaro also serves as an officer and director (December 2005 to present) of Newtech Resources, Inc., an OTC:BB quoted company without current operations, an officer and director (from January 15, 2000 to present) of Sona Development Corp., an OTC: BB quoted company without current operations, as an officer and director (March 2007 to present) of Enwin Resources, Inc., an OTC: BB quoted compay without current operations, and as an officer and director (October 2003 to present) of ASP Ventures Corp., an OTC: BB quoted company without current operations. Ms. Coccaro has also served as an officer and director (February 2004 to March 2007) of Solar Energy Limited, an OTC: BB quoted company involved in the development of alternative sources of energy, as an officer and director (February 2000 to January 2004) of OpenLimit, Inc., an OTC: BB quoted company involved in credit card encryption technology, as a director (1998 until May 1999) of Americana Gold & Diamond Holdings, Inc. an OTC: BB quoted company without current operations, and as an officer and director (1997 until 1999) of Black Swan Gold Mines, a Toronto Senior Listing company with diamond exploration activities in Brazil. Ms. Coccaro has also acted as the Consul of Uruguay to Western Canada. Ms. Coccaro attended medical school at the University of Uruguay before becoming involved in the management of public entities.

Markus Mueller was appointed to Providence’s board of directors on May 28, 2003, and was appointed as Chairman of the Board of directors on October 26, 2006. He will serve until the third succeeding annual meeting and until such time as a successor is elected and qualified.

Mr. Mueller also serves as a director (August 2000 to present) of Scherrer & Partner Portfolio Management AG Zurich and of First Equity Securities AG Zurich, both of which are involved in asset management for private clients and manage investment funds. Prior to Mr. Mueller’s current engagements, he acted as a director (1995 to 2000) of Jefferies AG Zurich (Switzerland) and as the managing director (1995 to 2000) of Jefferies Management AG Zug (Switzerland), both of which are also involved in asset management for private clients.

No other person is expected to make any significant contributions to Providence who is not an executive officer or director of Providence.

Board of Directors Committees

The board of directors has not established an audit, nomination, or compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, Providence will be required to establish an audit committee.

Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no director receives any compensation for services rendered as a director. Providence will most likely adopt a provision for compensating directors in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of Providence’s common stock as of May 24, 2007, with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group.

--------------------------------------------------------------------------------------------------------------------
     Title of              Names and Addresses of Management, Nominees          Number of Shares     Percent of
      Class                       And Certain Beneficial Owners                                        Class
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      Common      Nora Coccaro - chief executive officer, chief financial
                  officer, principal accounting officer, and director
                  2610-1066 West Hastings St.                                         353,520          0.68%
                  Vancouver, British Columbia, Canada
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      Common      Markus Mueller - chairman of the board of directors               7,184,384          13.72%
                  c/o FES AG, Bleicherweg 66
                  CH-8022 Zurich, Switzerland
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      Common      Nicolas Mathys                                                    3,366,670          6.43%
                  Weinberghohe 17
                  CH-6340 Baar, Switzerland
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      Common      Bo Thorwald Berglin                                               2,658,759          5.08%
                  Splugenstrasse 12
                  CH-8002 Zurich, Switzerland
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      Common      Officer and Directors as a Group                                  7,537,904          14.40%
--------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF SECURITIES

The following is a summary of the material terms of Providence’s capital stock. This summary is subject to and qualified by our articles of incorporation and bylaws.

Common Stock

As of May 24, 2007, there were approximately 242 shareholders of record holding a total of 52,355,539 shares of fully paid and non-assessable common stock of the 250,000,000 shares of common stock, par value $0.0001, authorized. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of May 24, 2007, there were no shares issued and outstanding of 25,000,000 shares of preferred stock, par value $0.0001, authorized. Providence’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors.

Convertible Promissory Note

Providence has issued (i) seven debentures in the aggregate amount of $3,320,000 at 7% interest that are convertible into common shares at $0.35 per share at any time until November 30, 2010, and (ii) one debenture in the amount of $250,000 at 10% interest convertible into common shares at $0.10 per share at any time until May 6, 2010.

Warrants

Providence has issued (i) 348,000 common share purchase warrants exercisable at $0.30 per share at any time until December 1, 2010, (ii) 6,684,960 common share purchase warrants exercisable at $1.00 per share at any time until July 25, 2009, (iii) 188,190 common share purchase warrants exercisable at $0.72 per share at any time until November 7, 2009, and (iv) 46,500 common share purchase warrants exercisable at $0.72 per share at any time until November 20, 2009.

Transfer Agent and Registrar

Providence’s transfer agent and registrar is Interwest Transfer, 1981 E. Murray-Holladay Road, Holladay, Utah, 84117-5164. Interwest’s phone number is (801) 272-9294.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel whose services were used in the preparation of this prospectus was hired on a contingent basis or will receive a direct or indirect interest in Providence.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Providence by Gerald Einhorn, Esq.

Auditors

Providence’s audited financial statements as of December 31, 2006 and 2005, audited by Chisholm, Bierwolf & Nilson, LLC, Providence’s independent auditors, have been included in this registration statement in reliance upon the reports and review of Chisholm, Bierwolf & Nilson, LLC, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FORSECURITIES
ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue, unless the indemnification claim is for expenses incurred by one of the registrant’s directors, officers or controlling persons in the successful defense of any action, suit or proceeding.

DESCRIPTION OF BUSINESS

Business

Providence was incorporated under the laws of the State of Texas on February 17, 1993, as “GFB Alliance Services, Inc.” We have since undergone several name changes and on May 13, 1999, pursuant to an amendment to our articles of incorporation, adopted the name “Healthbridge, Inc.” During early 2002 we acquired exclusive ownership of the Valides® Modular Infectious Waste Disposal System and the Medides System. The acquisition included all the intellectual property associated with the technologies including patents, patents pending, proprietary software, and licenses required to manufacture, operate and market these technologies worldwide. Prior to year end 2005 we decided to discontinue all operations connected to the Valides® Modular Infectious Waste Disposal System and the Medides System due to our inability to successfully commercialize this technology.

Providence decided to enter into the oil and gas business in November of 2005. We executed a secured promissory note with Providence Exploration dated December 1, 2005, to loan up to $5,000,000 to fund its oil and gas exploration and development activities and lease purchases. On April 10, 2006, we executed a Securities Exchange Agreement with Providence Exploration and the membership unit holders of Providence Exploration and concurrently entered into a Note Exchange Agreement with the holders of certain of Providence Exploration’s promissory notes, which agreements resulted in the acquisition of Providence Exploration as a wholly owned subsidiary on September 29, 2006. Our name was effectively changed from “Healthbridge, Inc.” to “Providence Resources, Inc.” on October 3, 2006.

Providence is now involved in the exploration and development of oil and gas in Hamilton, Comanche and Val Verde Counties, Texas. We are also involved in the purchase, refurbishment and sale of drilling and service rigs through Providence Exploration’s wholly owned subsidiary PDX Drilling I, LLC on site in Young County, Texas.

Oil and Gas Exploration in Comanche and Hamilton Counties

On October 1, 2005, Providence Exploration purchased interests in approximately 6,272 acres of oil and gas leases located in Comanche and Hamilton Counties, Texas, from Harding Company, in exchange for $3,136,273. Providence Exploration acquired a 90% working interest while Harding Company retained a 10% working interest in the leases. Providence Exploration is entitled to earn a 68.4% net revenue interest subject to fulfilling its financial commitments to the exploration and development of the leases. Harding Company remains responsible for conducting seismic research on the leases, making recommendations on drill site locations, and drilling and operating wells located on the leases.

Providence Exploration is responsible for one hundred percent (100%) of the costs associated with conducting the seismic program, drilling, and completing the wells on the project. Harding Company is responsible for ten percent (10%) of future expenses related to the shipment of any gas produced from project wells. Under this arrangement, Providence Exploration intends to develop and produce oil and gas from the Marble Falls and Barnett Shale and Strawn formations in prospect specific areas of the Fort Worth basin.

Harding Company.

Harding Company (www.hardingcompany.com) is a 52 year old, Dallas-based oil and gas exploration, development and operating company. While Harding Company has conducted operations throughout Texas and the region, it is currently primarily engaged in conducting operations in the Barnett Shale. Harding Company has extensive experience in implementing 3D seismic and horizontal drilling techniques.

Development Activities to Date.

Since executing a Joint Exploration Agreement, Providence Exploration and Harding Company have completed seismic and initial seismic and drilling operations. Based on the results of these seismic operations, Providence Exploration acquired an additional 1,102.53 acres in Comanche County from Harding Company in July of this year for $330,751.50, bringing the total acreage leased by us in Comanche and Hamilton Counties to 7,374 acres. Results obtained, as available, for the four initial drill sites in Comanche County are as follows:

                              |X| The Marrs # 1 well has been drilled to test the Strawn formation. An evaluation of the well is in process.

                              |X| The Steward #1H well was completed in the Barnett Shale formation and fractures stimulated in three individual fracture stages on October 27, 2006. The well flowed back fracture treatment fluid from October 27 to November 6, 2006, which was followed by swabbing, that resulted in the recovery of 98% of the fluid treatment volume. Gas lift with nitrogen was conducted to increase fluid recovery and total treatment recovery was increased to 132%. However, a high water production rate of greater than 1,000 barrels of water per day hindered prospective gas production which prevented a commercial Barnett Shale completion. Operations at the Steward #1H are currently suspended pending further evaluation.

                              |X| The Nowell #1H well was completed in the Barnett Shale formation and fractures stimulated in four individual fracture stages on October 25, 2006. The well flowed back fracture treatment fluid until tubing was run in the well. Artificial lift operations were conducted using a swab unit followed by gas lift with nitrogen. Gas lift was installed to remove fluids at an increased rate. To date, a volume equal to 95% of the total fluid treatment volume has been recovered from the Barnett Shale completion. A high water production rate of greater than 1,000 barrels of water per day gas production has hindered gas production and prevented a commercial Barnett Shale completion. The initial Barnett Shale completion has since been abandoned with a cast iron bridge plug set over the Barnett Shale perforations and a recompletion to the Ellenberger breccia porosity is currently being tested. The Ellenberger breccia porosity has been perforated and swabbed down with a showing of oil and limited water production. Harding intends to conduct an acid treatment on the well and to test the Ellenberger breccia porosity further for oil and gas.

                             |X| The Patton #2H well has been drilled 3,752 feet into the Ellenberger formation and subsequently logged. The logs are being reviewed and evaluated at this time. The well is located in close proximity to the Providence-owned pipeline infrastructure.

Our oil and gas pipeline infrastructure is a five mile, 6 and 5/8 inch, pipeline gathering system in Southeast Comanche County which has been constructed by Comanche County Pipeline, LLC, a partnership owned 90% by Providence Exploration, LLC and 10% by Harding Company and others. The system will gather gas to an existing hydrocarbon dew point control plant that will be capable of handling any gas production. Should gas production reach 500 MCF per day the system will need to be extended. An extension would increase capacity to as much as 5,000 MCF per day and would be able to deliver volumes directly into an existing Atmos Texas Pipeline system in Hamilton County. Our gathering system is designed and constructed to meet or exceed all Department of Transportation and Texas Railroad Commission regulations. When the system is complete, it will allow future production to flow directly to competitive markets which will assure consistent prices for any production.

Providence has suspended any further drilling on the Comanche and Hamilton County leases until such time as a full evaluation of those drill results obtained to date can be properly analyzed to determine future prospects for gas production from these leases.

Oil and Gas Exploration in Val Verde County

On March 30, 2006, Providence Exploration purchased approximately 12,832 acres of oil and gas leases located in Val Verde County, Texas from Global Mineral Solutions, L.P. located in Val Verde County, Texas, in exchange for $3,849,600, of which $1,924,800 was paid in cash and $1,924,500 by a promissory note which was converted into 3,500,000 shares of our common stock on October 4, 2006. Global Mineral Solutions, L.P. retained a thirteen percent (13%) carried interest in the leases that will convert to a 13% working interest after the completion of the first eight wells.

Description of Val Verde Target.

The Val Verde leases include multiple deep drilling targets for natural gas exploration, development and production within the Ellenberger carbonate, Strawn carbonate and Pennsylvanian-Wolfcamp sandstone reservoirs.

TRNCO Petroleum Corporation.

Providence recently engaged TRNCO Petroleum Corporation of Midland, Texas to implement an I/O System Two recording system in combination with the latest generation of state-of-the-art acquisition and processing parameters to obtain high quality 3D seismic data for those leases located in Val Verde County. The data is intended to illuminate deep gas targets at depths ranging from 14,000 to 16,000 feet within the identified carbonates. TRNCO will supervise the acquisition, processing, licensing and interpretation of all seismic data and has engaged Dawson Geophysical Company to be responsible for obtaining the actual 3D seismic data. Founded in 1952, Dawson is a leading provider of onshore seismic data acquisition and processing services that operates two state-of-the-industry data processing centers in Houston and Midland, Texas, staffed by experienced geophysicists. The processing professionals use the latest kits of powerful processing tools and back their analytical excellence with practical geophysical field experience in correlating complex producing horizons. Dawson’s prior experience in the Val Verde Basin is expected to be of considerable benefit to Providence in acquiring reliable 3D seismic data.

Permitting, seismic data acquisition and interpretation is expected to require up to six months with plans for immediate drilling on the Val Verde leases anticipated immediately thereafter. Val Verde County has substantial gas gathering systems and pipeline infrastructure in place that will facilitate delivery of prospective production from the leases.

Acquisition and Disposition of Drilling and Service Rigs

PDX Drilling I, LLC, a wholly owned subsidiary of Providence Exploration, was formed to acquire, refurbish and sell drilling and service rigs, in addition to providing drilling services. Drilling rigs are used to drill oil and gas wells while service rigs are used to rework and maintain existing oil and gas wells. PDX initially acquired one drilling rig, two service rigs, and the basic components to build two additional drilling rigs. Subsequently, PDX sold one service rig and one drilling rig. The other service rig was destroyed in an accident and PDX currently has a claim against the insurance for this rig. Due to a slow down in the drilling and service rig market in late 2005 and 2006 PDX decided to wind down its drilling and service rig acquisition and sales operations. PDX is now in the process of selling the components for the two remaining drilling rigs.

Provision of Drilling Services

During the last half of 2005 and the first calendar quarter of 2006, PDX provided drilling services to operators in the area surrounding Graham, Texas. During such period, PDX drilled four wells and serviced a number of existing wells. PDX has since ceased to offer drilling services due to difficulties associated with engaging qualified personnel and operators to provide such services and an overall increase in costs associated with providing drilling services.

Competition

The oil and gas business in Texas is highly competitive. We compete with over 1,000 independent companies, many with greater financial resources and larger staff than we have available. Texas hosts approximately 40 significant independent operators including Marathon Oil, Houston Exploration Company and Newfield Exploration Company in addition to over 950 smaller operations with no single producer dominating the area. Major operators such as Exxon, Shell Oil, ConocoPhillips, Mobil and others that are considered major players in the oil and gas industry retain significant interests in Texas. We believe that we can successfully compete against the independent companies by focusing our efforts on the efficient development of our leases.

Market

The products to be sold by us, oil and natural gas, are commodities purchased by many distribution and retail companies. Crude oil can be sold whenever it is produced subject to transportation cost. Natural gas requires transportation from point of production to the purchaser by pipeline.

Patents, Trademarks, Licenses, Franchises,Concessions,
Royalty Agreements and Labor Contracts

We currently have no patents, trademarks, licenses, franchises, concessions, or labor contracts. However, the leases acquired for oil, gas and mineral interests do provide for the provision of royalty payments in the event that production is realized from the leases.

Government Regulation of Exploration and Production

Providence’s oil and gas exploration, including future production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry adds to our cost of doing business and affects our profitability. Because such rules and regulations are frequently amended or interpreted differently by regulatory agencies, we are unable to accurately predict the future cost or impact of complying with such laws.

Providence’s oil and gas exploration and future production operations are and will be affected by state and federal regulation of gas production, federal regulation of gas sold in interstate and intrastate commerce, state and federal regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or pro-ration unit and the amount of gas available for sale, state and federal regulations governing the availability of adequate pipeline and other transportation and processing facilities, and state and federal regulation governing the marketing of competitive fuels. For example, a productive gas well may be “shut-in” because of an over-supply of gas or lack of an available gas pipeline in the areas in which we may conduct operations. State and federal regulations generally are intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, control the amount of oil and gas produced by assigning allowable rates of production and control contamination of the environment. Pipelines are subject to the jurisdiction of various federal, state and local agencies.

Many state authorities require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas. Such states also have ordinances, statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of properties, the regulation of spacing, plugging and abandonment of wells, and limitations establishing maximum rates of production from wells. However, no Texas regulations provide such production limitations with respect to our operations.

Environmental Regulation

The recent trend in environmental legislation and regulation has been generally toward stricter standards, and this trend will likely continue. Providence does not presently anticipate that we will be required to expend amounts relating to future oil and gas production operations that are material in relation to our total capital expenditure program by reason of environmental laws and regulations, but because such laws and regulations are subject to interpretation by enforcement agencies and are frequently changed by legislative bodies, we are unable to accurately predict the ultimate cost of such compliance for 2007.

Providence is subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, and areas containing threatened and endangered plant and wildlife species, and impose substantial liabilities for unauthorized pollution resulting from our operations.

The following environmental laws and regulatory programs appear to be the most significant to our operations in 2007:

Clean Water and Oil Pollution Regulatory Programs — The federal Clean Water Act (“CWA”) regulates discharges of pollutants to surface waters. The discharge of crude oil and petroleum products to surface waters also is precluded by the Oil Pollution Act (“OPA”). Our operations are inherently subject to accidental spills and releases of crude oil and drilling fluids that may give rise to liability to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. Minor spills may occur from time to time during the normal course of our future production operations. We will maintain spill prevention control and countermeasure plans (“SPCC plans”) for facilities that store large quantities of crude oil or petroleum products to prevent the accidental discharge of these potential pollutants to surface waters.

Clean Air Regulatory Programs — Our operations are subject to the federal Clean Air Act (“CAA”), and state implementing regulations. Among other things, the CAA requires all major sources of hazardous air pollutants, as well as major sources of certain other criteria pollutants, to obtain operating permits, and in some cases, construction permits. The permits must contain applicable Federal and state emission limitations and standards as well as satisfy other statutory and regulatory requirements. The 1990 Amendments to the CAA also established new monitoring, reporting, and recordkeeping requirements to provide a reasonable assurance of compliance with emission limitations and standards. Providence currently obtains construction and operating permits for our compressor engines; we are not presently aware of any potential adverse claims in this regard.

Waste Disposal Regulatory Programs — Our operations will generate and result in the transportation and disposal of large quantities of produced water and other wastes classified by EPA as “non-hazardous solid wastes”. The EPA is currently considering the adoption of stricter disposal and clean-up standards for non-hazardous solid wastes under the Resource Conservation and Recovery Act (“RCRA”). In some instances, EPA has already required the clean up of certain non-hazardous solid waste reclamation and disposal sites under standards similar to those typically found only for hazardous waste disposal sites. It also is possible that wastes that are currently classified as “non-hazardous” by EPA, including some wastes generated during our drilling and production operations, may in the future be reclassified as “hazardous wastes”. Because hazardous wastes require much more rigorous and costly treatment, storage, transportation and disposal requirements, such changes in the interpretation and enforcement of the current waste disposal regulations would result in significant increases in waste disposal expenditures.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) —

CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to have caused or contributed to the release or threatened release of a “hazardous substance” into the environment. These persons include the current or past owner or operator of the disposal site or sites where the release occurred and companies that transported disposed or arranged for the disposal of the hazardous substances under CERCLA. These persons may be subject to joint and several liabilities for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Providence is not presently aware of any potential adverse claims in this regard.

Texas Railroad Commission — The State of Texas has promulgated certain legislative rules pertaining to exploration, development and production of oil and gas that are administered by the Texas Railroad Commission. The rules govern permitting for new drilling, inspection of wells, fiscal responsibility of operators, bonding wells, the disposal of solid waste, water discharge, spill prevention, liquid injection, waste disposal wells, schedules that determine the procedures for plugging and abandonment of wells, reclamation, annual reports and compliance with state and federal environmental protection laws. We believe that we will function in compliance with these rules.

We believe that all of our operations are in substantial compliance with current applicable federal, state and local environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse effect our financial position, cash flows or results of operations. There can be no assurance, however, that current regulatory requirements will not change, currently unforeseen environmental incidents will not occur or past non-compliance with environmental laws or regulations will not be discovered.

Employees

Providence currently has 2 employees and 1 consultant and uses an independent operator to operate and manage our interests in oil and gas operations. Providence uses consultants, attorneys, and accountants as necessary to assist in the development of our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Management’s Plan of Operation and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the subsection entitled Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition below. The following discussion should be read in conjunction with our financial statements and notes thereto included in this prospectus. Our fiscal year end is December 31.

General

Providence’s current financial condition and results of operations depend primarily on private financing activities. Providence Exploration has a limited history of generating revenue, which cannot be viewed as an indication of continued growth, and a historical record of incurring losses. Should Providence be unable to generate revenue to the point where we can realize net cash flow, such failure will have an impact on our ability to continue business operations.

Business Strategy

Over the next twelve months, Providence intends to:

|X| produce a full evaluation of prospects within the Marble Falls, Barnett Shale and Strawn leases;

|X| continue post drilling “fracing” in the Marble Falls and Barnett Shale leases (fracing is the fracturing of geologic formations which open up pathways for the oil or gas to flow to the well);

|X| explore to develop the Marble Falls and Barnett Shale and Strawn leases for oil and gas production with Harding Company;

|X| seismically explore the Val Verde leases with TRNCO Petroleum Corporation;

|X| interpret the Val Verde seismic data; and

|X| develop the Val Verde leases with multiple deep drilling targets for natural gas production.

Providence’s business development strategy is prone to significant risks and uncertainties that can have an immediate impact on efforts to realize net cash flow. This impact may deter future prospects of revenue.

Results of Operations

During the three month period ended March 31, 2007, Providence was involved in (i) finalizing those agreements pertaining to the seismic exploration activities on the Vale Verde leases with TRNCO, (ii) raising additional capital by way of loans to fund the exploration, and development of our properties and (iii) evaluating the results of drilling on the Marble Falls and Barnett Shale leases.

During the year ended December 31, 2006, Providence was involved in (i) finalizing those agreements pertaining to the acquisition of Providence Exploration, and (ii) raising additional capital by way of common stock offerings to fund the exploration, development and prospective production from those properties Providence Exploration has under lease.

During the year ended December 31, 2006, Providence Exploration (i) realized revenues from servicing equipment sales, (ii) completed the purchase of the Val Verde County leases, (iii) began seismic exploratory preparation on the Val Verde County leases, (iv) initiated seismic operations, identified drill sites and acquired an additional 1,103 acres in the Marble Falls and Barnett Shale leases, and (v) commenced drilling on the Marble Falls and Barnett Shale formations.

The Company expects to realize revenues within the next twelve months of operation on realization of gas production from drilling on the Val Verde leases and from servicing equipment sales. However, since we are still in the exploratory stage, we can provide no assurance that our oil and gas operations will ever produce revenue or that our efforts to generate revenue from servicing equipment sales will be successful.

In the near term, we will not be able to generate sufficient cash flow from operations to sustain our business as we continue to incur lease development expenses. Further, there can be no assurance that Providence will ever be able to generate sufficient cash flows to sustain operations. Our business development strategy is prone to significant risks and uncertainties, certain of which can have an immediate impact on our efforts to realize positive net cash flow and deter the prospect of future revenue.

Losses

Net losses for the three month period ended March 31, 2007, increased to $277,554 from $91,987 for the three month period ended March 31, 2006. The increase in net losses over the comparative three month periods can be primarily attributed to an increase in general and administrative expenses. The Company did not generate any revenues during this period.

Net losses for the year ended December 31, 2006, increased to $6,761,584 from $944,857 for the year ended December 31, 2005. The increase in net losses over the comparative periods can be attributed to an increase in general and administrative expenses and interest expenses. Providence generated limited revenues during this period.

For the period from February 17, 1993 to March 31, 2007, Providence recorded an accumulated operating loss of $16,177,706. Our operating loss is primarily attributable to general and administrative expenses, interest expenses on financings, and losses incurred as the result of discontinued operations related to the Valides® and Medides Systems medical waste sterilization and disposal technologies.

We will likely continue to operate at a loss through fiscal 2007 due to the nature of Providence’s oil and gas exploration and development operations and cannot be certain that we will ever generate revenue from operations.

Expenses

General and administrative expenses for the three month period ended March 31, 2007, increased to $220,469 from $98,806 for the three month period ended March 31, 2006. The increase in general and administrative expenses over the comparative three month periods can be primarily attributed to increases in legal, consulting and accounting costs.

General and administrative expenses for the year ended December 31, 2006, increased to $2,121,062 from $468,677 for the year ended December 31, 2005. The increase in general and administrative expenses over the comparative periods can be primarily attributed to increases in legal, consulting and accounting costs related to the Providence Exploration acquisition, oil and gas development expenses, and our common stock offering.

For the period from February 17, 1993 to March 31, 2007, Providence recorded general and administrative expenses of $7,675,893. General and administrative expenses include salaries, consulting fees, professional costs, and accounting expenses.

Providence expects that general and administrative expenses will continue to increase as long as exploration activities remain active.

Interest expenses for the three month period ended March 31, 2007, increased to $68,400 from $65,334 for the three month period ended September 30, 2005. The increase in interest expense over the comparative three month periods can be attributed to the financing related to outstanding convertible debentures with a principal value equal to $3,570,000 as of March 31, 2007.

Interest expenses for the year ended December 31, 2006, increased to $5,102,503 from $200,517 for the year ended December 31, 2005. The increase in interest expense over the comparative periods can be attributed to the accrued interest on the eight outstanding convertible debentures, the differences between market values and transaction values for shares issued for principal and interest on the eight convertible debentures, and the below-market value warrants issued in the recent equity financing.

For the period from February 17, 1993 to March 31, 2007, Providence recorded interest expenses on financings of $5,512,040.

Providence expects that interest expenses will continue to increase until such time as the outstanding convertible debentures are retired.

Depreciation expenses for the three months ended March 31, 2007 and 2007 were $8,100 and $1,019 respectively.

Depreciation expenses for the years ended December 31, 2006 and 2005 were $9,544 and $491 respectively.

Capital Expenditures

Providence spent no amounts on capital expenditures for the period from February 17, 1993 (inception) to March 31, 2007, except those costs of unproved properties acquired with Providence Exploration, pipeline construction and related exploration costs.

Income Tax Expense (Benefit)

Providence has an income tax benefit resulting from net operating losses that may offset any future operating profit.

Impact of Inflation

Providence believes that inflation has had an effect on Providence Exploration’s operations due to the increased interest in oil and gas exploration over the last three years which has increased prices for labor, maintenance services, and equipment. We believe that we can offset these inflationary increases by improving operating efficiencies.

Liquidity and Capital Resources

Providence had current assets of $1,682,935 and total assets of $30,309,289 as of March 31, 2007. These assets include cash on hand of $458,322, drilling rig inventory of $724,515, and undeveloped oil and gas leases of $27,030,845. Stockholders equity in Providence was $23,874,551 at March 31, 2007.

Providence had current assets of $2,264,758 with total assets of $29,795,787 as of December 31, 2006. These assets include cash on hand of $1,540,145 and undeveloped oil and gas leases of $26,266,981. Stockholders equity in Providence was $24,152,133 at December 31, 2006.

Cash flows used in operating activities were $512,346 for the three month period ended March 31, 2007, compared to $136,555 for the three month period ended March 31, 2006. The change in cash flows used in operating activities during the current period is due primarily to an increase in net losses, and increases in prepaid expenses related to the initial advance under the seismic agreement with TRNCO.

Cash flows used in operating activities were $211,623 for the year ended December 31, 2006, compared to $232,857 used in operating activities the year ended December 31, 2005. Cash flows used in operating activities during the current period are primarily due to an increase in net losses.

Cash flows used in investing activities were $1,103,425 for the three month period ended March 31, 2007, compared to $1,132,320 for the three month period ended March 31, 2006. Cash flows used in investing activities during the current period was due to the amounts paid towards the completion of the gas pipeline constructed with Harding Company in Comanche County.

Cash flows used in investing activities were $8,379,886 for the year ended December 31, 2006, compared to $3,075,000 for the year ended December 31, 2005. Cash flows used in investing activities during the current period consisted of advances to Providence Exploration prior to its acquisition and the acquisition of property and equipment.

Cash flows from financing activities were $533,956 for the three month period ended March 31, 2007, as compared to $0 for the three month period ended March 31, 2006. Cash flows from financing activities during the current period consisted primarily of a short term loan of $500,000.

Cash flows provided by financing activities were $8,096,026 for the year ended December 31, 2006, as compared to $5,296,952 provided by financing activities for the year ended December 31, 2005. Cash flows provided by financing activities during the current period were generated primarily from the sale of our common stock.

Providence had a working capital deficit of $814,488 as of March 31, 2007, and has funded its cash needs from inception through revenues and a series of debt and equity transactions, including several private placements. We do not believe that our current assets are sufficient to conduct our exploration and development activities over the next twelve (12) months. No assurances can be given that additional funding, as needed to explore and develop our lease interests will be available to us on acceptable terms or available at all. Our inability to obtain funding, as necessary, would have a material adverse affect on our business.

Providence has no current plans for the purchase or sale of any plant or equipment.

Providence has no current plans to make any changes in the number of employees.

Forward Looking Statements and Factors That May Affect Future Results and Financial Condition

The statements contained in the section titled Management’s Plan of Operations, with the exception of historical facts, are forward looking statements within the meaning of Section 27A of the Securities Act. A safe-harbor provision may not be applicable to the forward looking statements made in this prospectus because of certain exclusions under Section 27A (b). Forward looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

|X| our anticipated financial performance;

|X| uncertainties related to oil and gas exploration and development;

|X| our ability to generate revenues through oil and gas production to fund future operations;

|X| our ability to raise additional capital to fund cash requirements for future operations;

|X| the volatility of the stock market; and

|X| general economic conditions.

We wish to caution readers that Providence’s operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated in this report. We also wish to advise readers not to place any undue reliance on the forward looking statements contained in this prospectus, which reflect our beliefs and expectations only as of the date of this filing. We assume no obligation to update or revise these forward looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other than is required by law.

Critical Accounting Policies

In the notes to the audited consolidated financial statements for Providence for the year ended December 31, 2006, our auditors discussed those accounting policies that are considered to be significant in determining the results of operations and financial position. Our auditors believe that their accounting principles conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenues are recorded upon the completion of the services, with the existence of an agreement and where collectability is reasonably assured. Oil and natural gas production revenue, if any, will be recognized at the time and point of sale after the product has been extracted from the ground.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on Providence’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity’s first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on Providence’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on Providence’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on Providence’s future reported financial position or results of operations.

In September 2006, the Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. Providence is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Providence is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Going Concern

Providence’s audit expressed substantial doubt as to Providence’s ability to continue as a going concern as a result of recurring losses, lack of revenue generating activities, and an accumulated deficit of $15,914,684 as of December 31, 2006. These conditions raise substantial doubt about Providence’s ability to continue as a going concern.

Management’s plan to address Providence’s ability to continue as a going concern includes the development and prospective production of oil and natural gas from existing leases, and the conversion of outstanding debt to equity. The successful outcome of these activities cannot be determined at this time, and there is no assurance that, if achieved, we would then have sufficient funds to execute our intended business plan or generate positive operating results.

DESCRIPTION OF PROPERTY

Providence currently maintains limited office space in Canada for which we pay no rent. The address of our office is 1066 West Hastings Street Suite 2610, Vancouver, British Columbia, Canada V6E 3X2.

Providence Exploration maintains office space at 100 Crescent Court, 7th Floor, Dallas, Texas, 75201, and a warehouse in Young County, Texas. Providence Exploration’s office and warehouse space are under operating leases which expire October 1, 2007. Providence Exploration paid rent of $5,325 for the year ended December 31, 2006, and $6,429 for the year ended December 31, 2005. Providence believes that Providence Exploration’s office space and warehouse will be adequate for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no director, executive officer, nominee for election as a director of Providence, owner of five percent of more of Providence’s outstanding shares, or any member of their immediate family, has entered into any reportable related transaction.

On September 29, 2006, the board of directors of Providence authorized the issuance of 2,160,949 shares of common stock valued at $0.11 per share or $242,511, to Markus Mueller, Providence’s chairman of the board of directors and a significant shareholder, pursuant to a Note Exchange Agreement dated April 10, 2006.

On July 25, 2006, the board of directors of Providence authorized the issuance of 100,000 shares and 50,000 share purchase warrants to Charles Crowell, a former director, for cash consideration of $60,000.

On April 26, 2006, the board of directors of Providence authorized the issuance of 300,000 shares of common stock valued at $1.20 per share or $360,000, to Nora Coccaro, one of Providence’s directors and sole officer, as additional consideration for consulting services rendered.

On October 25, 2005, the board of directors of Providence authorized the issuance of 2,092,293 shares of common stock valued at $0.10 per share or $209,229, to Mr. Mueller pursuant to an agreement for the satisfaction of debt incurred by the provision of consulting fees, certain loans made to Providence, and interest thereon.

On October 25, 2005, the board of directors of Providence authorized the issuance of 50,000 shares of common stock valued at $0.25 per share or an aggregate of $25,000, to Ms. Coccaro as additional consideration for services rendered.

On December 5, 2004, the board of directors of Providence authorized the issuance of 2,931,142 shares of common stock to Mr. Mueller valued at $0.07 per share, for settlement of loans to Providence of $138,680 and consulting services rendered to Providence of $66,500, pursuant to a Debt Settlement Agreement dated December 5, 2004.

On July 1, 2003, the board of directors of Providence entered into a consulting agreement with Mr. Mueller. The agreement has an automatic renewal provision unless terminated by either party. During the three months ended March 31, 2007 and 2006, Providence recognized consulting expense of $22,500 and $10,500 respectively.

On March 16, 2000, the board of directors of Providence entered into a consulting agreement with Ms. Coccaro. The agreement has an automatic renewal provision unless terminated by either party. During the three months ended March 31, 2007 and 2006, Providence recognized consulting expense of $22,500 and $10,500 respectively.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Providence’s common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc., under the symbol “PVRS”. Trading in the common stock over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The high and low bid prices for the common stock for each of the quarters listed below are as follows:

--------------- ---------------------------------------- ----------------- ----------------
                             Quarter Ended                     High              Low
     Year
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2007                      March 31                       $0.61             $0.32
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2006                     December 31                     $1.00             $0.35
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
                             September 30                     $1.60             $0.70
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
                                June 30                       $2.50             $0.96
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
                                March 31                      $0.96             $0.48
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2005                      December 31                    $0.85             $0.13
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
                              September 30                    $0.25             $0.15
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
                                 June 30                      $0.23             $0.20
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
                                March 31                      $0.26             $0.20
--------------- ---------------------------------------- ----------------- ----------------

Dividends

Providence has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on Providence’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Providence’s ability to pay dividends on our common stock other than those generally imposed by applicable state law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of the Corporation’s compensation program is to provide compensation for services rendered as an executive officer. The Corporation’s salaries are designed to retain the services of our executive officer. The Corporation’s stock awards are designed to provide compensation for extraordinary services to the Corporation. Salary and stock awards are currently the only types of compensation we utilize in our compensation program. We utilized these forms of compensation because we feel that they are adequate to retain and motivate our executive officer. The amounts we deem appropriate to compensate our executive officer are determined in accordance with market forces; we have no specific formula to determine compensatory amounts at this time. While we have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives, we may expand our compensation program to any additional future employees to include options and other compensatory elements.

Tables

The following table provides summary information for the years 2006, 2005, and 2004 concerning cash and non-cash compensation paid or accrued by Providence to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

----------------------------------------------------------------------------------------------------------------------------
                                                Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------
--------------- ------ --------- -------- ---------- ---------- ----------------- --------------- --------------- ----------
Name and        Year    Salary    Bonus   Stock       Option       Non-Equity       Change in       All Other       Total
Principal                ($)       ($)     Awards     Awards     Incentive Plan   Pension Value    Compensation      ($)
Position                                     ($)        ($)       Compensation         and             ($)
                                                                      ($)          Nonqualified
                                                                                     Deferred
                                                                                   Compensation
                                                                                       ($)
--------------- ------ --------- -------- ---------- ---------- ----------------- --------------- --------------- ----------
--------------- ------ --------- -------- ---------- ---------- ----------------- --------------- --------------- ----------
Nora Coccaro     2006   64,500      -      360,000       -             -                -               -          424,500
CEO, CFO, PAO,   2005   43,331      -      25,000        -             -                -               -          68,331
and director     2004   32,000      -         -          -             -                -               -          32,000

--------------- ------ --------- -------- ---------- ---------- ----------------- --------------- --------------- ----------

We have no “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation”. Nor do we have any “Post Employment Payments” to report.

Directors receive no compensation for their services as directors.

FINANCIAL STATEMENTS

Providence’s unaudited financial statements for the three month periods ended March 31, 2007 and 2006 are attached hereto as pages F-1 through F-23 and our audited financial statements for the periods ended December 31, 2006 and 2005 are attached hereto as pages F-24 through F-55.

                                                        PROVIDENCE RESOURCES,
                                                                 INC.
                                                     (A Development Stage Company)

                                                                 INDEX
                                                                                                   Page

         Consolidated Balance Sheet                                                                 F-2

         Consolidated Statements of Operations                                                      F-3

         Consolidated Statements of Cash Flows                                                      F-4

         Notes to Consolidated Financial Statements                                                 F-5

                                                    PROVIDENCE RESOURCES, INC.
                                                     (A Development Stage Company)
                                                      CONSOLIDATED BALANCE SHEETS

                                                                             March 31,              December 31,
                                                                               2007                      2006
                                                                            (Unaudited)                 Audited
                                                                        --------------------     ----------------------
                                                                        --------------------     ----------------------
ASSETS
CURRENT ASSETS:
Cash                                                                $               458,322   $              1,540,145
Drilling rig inventory                                                              724,515                    724,515
                                                                                    500,098
Prepaid expenses                                                                                                    98
                                                                        --------------------     ----------------------
Total current assets                                                              1,682,935                  2,264,758
                                                                        --------------------     ----------------------
PROPERTY AND EQUIPMENT (Note 4) :
Oil and gas leases - undeveloped                                                 27,030,845                 26,266,981
Oil and gas pipeline (construction in progress)                                   1,509,734                  1,170,173
Equipment, net of amortization                                                       44,060                     45,810
                                                                        --------------------     ----------------------
Total property and equipment                                                     28,584,639                 27,482,964
                                                                        --------------------     ----------------------
OTHER ASSETS:
Loan origination fees, net of amortization of $36,801                                39,449                     45,799
                                                                                                                 2,266
Deposits                                                                              2,266
                                                                        --------------------     ----------------------
Total other assets                                                                   41,715                     48,065
                                                                        --------------------     ----------------------
Total assets                                                        $            30,309,289   $             29,795,787
                                                                        --------------------     ----------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                    $             1,114,729   $                973,591
Accrued expenses                                                                    220,111                    134,121
Related party payables                                                              105,000                     75,000
                                                                                    500,000
Short-term note payable                                                                                              -
Current portion of long-term notes payable (Note 6)                                 557,583                    454,099
                                                                        --------------------     ----------------------
Total current liabilities                                                         2,497,423                  1,636,811
CONVERTIBLE DEBENTURES (Note 7)                                                   3,570,000                  3,570,000
LONG-TERM NOTES PAYABLE (Note 6)                                                    216,342                    319,826
                                                                        --------------------     ----------------------
Total liabilities                                                                 6,283,765                  5,526,637
MINORITY INTEREST IN NET ASSETS OF SUBSIDIARY                                       150,973                    117,017
                                                                        --------------------     ----------------------
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 25,000,000 shares

   authorized, no shares issued and outstanding                                           -                          -
Common stock, $.0001 par value, 100,000,000 shares   authorized,                      5,185                      5,185
   51,855,539 and 51,855,539 shares issued and
   outstanding, respectively
Additional paid-in capital                                                       40,047,072                 40,047,072
Accumulated other comprehensive income                                               14,552                     14,560
Deficit accumulated during the development stage                               (16,192,258)               (15,914,684)
                                                                        --------------------     ----------------------
Total stockholder's equity                                                       23,874,551                 24,152,133
                                                                        --------------------     ----------------------
Total liabilities and stockholders' equity                           $           30,309,289   $             29,795,787
                                                                        --------------------     ----------------------

                              The accompanying notes are an integral part of these financial statements.

                                                 PROVIDENCE RESOURCES, INC.
                                                (A Development Stage Company)
                               CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              Three months ended March 31, 2007 and 2006 and Cumulative Amounts

                                                                                                              Inception on
                                                                                                              February 17,
                                                                 Three months ended March 31,                 1993 through
                                                                  2007                   2006                March 31, 2007
                                                             ---------------        ---------------        -------------------

Sales                                                                     -      $               -     $                  350
Cost of Sales                                                             -                      -                     25,427
                                                             ---------------        ---------------        -------------------

 Gross profit                                                             -                      -                     25,777

General and administrative expenses                               (220,469)               (98,806)                (7,675,893)
                                                             ---------------        ---------------        -------------------

     Loss from operations                                         (220,469)               (98,806)                (7,650,116)

Other income (expense):
   Minority interest                                                      -                      -                     19,898
   Interest expense                                                (68,400)               (65,334)                (5,512,040)
   Interest income                                                   11,295                 72,153                    459,779
                                                             ---------------        ---------------        -------------------

     Loss before provision for income taxes
       and discontinued operations                                (277,574)               (91,987)               (12,682,479)
Provision for income taxes                                                -                      -                          -
                                                             ---------------        ---------------        -------------------

  Loss before discontinued operations                             (277,574)               (91,987)               (12,682,479)
   Gain (loss) from discontinued operations, net of tax                   -                      -                (3,407,279)
                                                             ---------------        ---------------        -------------------

     Net loss before cumulative effect of acc't change            (277,574)               (91,987)               (16,089,758)
    Cumulative effect of accounting change, net of tax                    -                      -                  (102,500)
                                                             ---------------        ---------------        -------------------

     Net loss                                                     (277,574)               (91,987)               (16,192,258)
                                                             ===============        ===============        ===================

Loss per share from cont. operations - basic and diluted            $(0.01)                $(0.01)
                                                             ---------------        ---------------

Net Loss per common share - basic and diluted                       $(0.01)                $(0.01)
                                                             ---------------        ---------------

Weighted average common shares - basic and diluted               51,855,539             16,480,841
                                                             ---------------        ---------------

Other comprehensive income
 Foreign currency translation adjustment                                (8)                  3,849                     14,552
                                                             ---------------        ---------------        -------------------

Net comprehensive income (loss)                                   (277,582)      $        (88,138)     $         (16,177,706)
                                                             ===============        ===============        ===================

                              The accompanying notes are an integral part of these financial statements.

                                                 PROVIDENCE RESOURCES, INC.
                                                (A Development Stage Company)
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                              Three months ended March 31, 2007 and 2006 and Cumulative Amounts

                                                                                                               Inception on
                                                                                                              February 17,1993
                                                                   Three months ended March 31,                  through
                                                                   2007                    2006               March 31,2007
                                                               --------------         ---------------        -----------------
Cash flows from operating activities:
   Net loss                                                        (277,574)       $        (91,987)    $        (16,192,258)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Shares issued for services                                            -                       -                  360,000
     Shares issued with financing                                          -                       -                3,532,073
     Shares issued for debt conversion                                     -                       -                  226,547
        Additional value of shares issued for debt conversion              -                       -                2,999,531
     Depreciation and amortization                                     8,100                   1,019                  173,120
     Minority interest                                                     -                       -                 (19,898)
     Discontinued operations                                               -                       -                2,542,150
     Gain on write-off of liabilities                                      -                       -                 (96,270)
     (Increase) decrease in:
        Accounts receivable and prepaid expenses                   (500,000)                (58,825)                (389,482)
     Increase (decrease) in:
        Accounts payable                                             160,926                (65,983)                1,711,753
        Accrued expenses                                              66,202                  65,317                  276,621
        Related party payables                                        30,000                  13,905                  205,312
                                                               --------------         ---------------        -----------------
          Net cash used in operating activities                    (512,346)               (136,555)              (4,670,801)
                                                               --------------         ---------------        -----------------

Cash flows from investing activities:
      Advances to Providence Exploration prior to acquisition              -                       -              (8,886,761)
   Cash of Providence Exploration on acquisition date                      -                       -                   73,271
   Acquisition of intangible assets                                        -                       -                (150,398)
   Acquisition of property and equipment                         (1,103,425)                       -              (3,751,685)
   Issuance of notes receivable                                            -             (1,132,320)                    (616)
                                                               --------------         ---------------        -----------------
          Net cash used in investing activities                  (1,103,425)             (1,132,320)             (12,716,189)
                                                               --------------         ---------------        -----------------

Cash flows from financing activities:
   Proceeds from notes payable                                       500,000                       -                1,192,999
   Issuance of common stock                                                -                       -               13,111,279
   Commissions paid to raise convertible debentures                        -                       -                 (41,673)
   Minority investment in subsidiary                                  33,956                       -                  170,871
   Proceeds from convertible debentures                                    -                       -                3,654,173
   Proceeds from (payments on) notes payable                               -                       -                (256,889)
                                                               --------------         ---------------        -----------------
  Net cash provided by financing activities                          533,956                       -               17,830,760
                                                               --------------         ---------------        -----------------

Change in accumulated other comprehensive income                         (8)                   3,849                   14,552
                                                               --------------         ---------------        -----------------

  Net increase (decrease) in cash                                (1,081,823)             (1,265,026)                  458,322

Cash, beginning of period                                          1,540,145               2,035,438                        -
                                                               --------------         ---------------        -----------------

Cash, end of period                                                  458,322       $         770,412    $             458,322
                                                               ==============         ===============        =================

                              The accompanying notes are an integral part of these financial statements.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 1 — Organization and Summary of Significant Accounting Policies

Organization

The consolidated financial statements consist of Providence Resources, Inc. (“Providence Resources”) (formerly Healthbridge, Inc.) and its wholly owned subsidiaries, Healthbridge AG (“Healthbridge AG”), Providence Exploration LLC (“Providence Exploration”), PDX Drilling, LLC and Providence Resources LLC and a ninety percent interest in Comanche County Pipeline, LLC (collectively “the Company”).

Providence Resources, Inc. was organized on February 17, 1993 (date of inception) under the laws of the State of Texas. The Company changed its name from Healthbridge, Inc. to Providence Resources, Inc. on September 29, 2006. Healthbridge AG was formed as a German subsidiary during 2002. Providence Exploration, LLC was formed on July 12, 2005, under the Laws of the State of Texas as a Limited Liability Company and is headquartered in Dallas, Texas. Providence Exploration formed a wholly owned subsidiary, PDX Drilling, LLC (PDX), on July 12, 2005. PDX was formed to acquire drilling and service rigs for the purpose of drilling oil and gas wells in Texas. Providence Exploration also formed a wholly owned subsidiary, Providence Resources LLC, on September 1, 2005, to acquire leases in Texas for oil and gas exploration and development. In October of 2006, Providence Exploration entered into an agreement to form Comanche County Pipeline, LLC with the purpose of constructing an oil and gas pipeline in Comanche County, Texas.

On January 25, 2002, the Company acquired certain patents related to the infectious medical waste sterilization and disposal technologies developed in Germany. During the fourth quarter of 2005, the Company decided to discontinue all operations connected to the Valides® Modular Infectious Waste Disposal System and the Medides System due to the unsatisfactory level of revenue generated to date.

On November 21, 2005, the Company executed a letter of intent to acquire Providence Exploration, LLC, as a wholly owned subsidiary in a stock for ownership exchange. On September 29, 2006, the Corporation acquired Providence Exploration as a wholly owned subsidiary, pursuant to the closing of a Securities Exchange Agreement and a Note Exchange Agreement.

The Securities Exchange Agreement, entered into on April 10, 2006 with Providence Exploration and the unit holders of Providence Exploration, provided for the exchange of 4,286,330 shares of the Corporation’s common stock for 1,250,000 issued and outstanding membership units of Providence Exploration. The Note Exchange Agreement, entered into on April 10, 2006 with the holders of certain promissory notes issued by Providence Exploration, provided for the exchange of 12,213,670 shares of the Company’s common stock for the assignment of those promissory notes to the Company. The agreements were closed pursuant to shareholder approval at a special meeting of the shareholders held on September 29, 2006.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Providence Exploration is involved in exploration activities for the recovery of oil and gas from the Marble Falls and Barnett Shale formations in the Fort Worth basin and from the Ellenburger carbonate, Strawn carbonate and Pennsylvanian-Wolfcamp sandstone reservoirs in Val Verde County. The Fort Worth basin prospects include approximately 7,374 acres of oil and gas leases and the Val Verde County prospects include approximately 12,832 acres of oil and gas leases. Providence Exploration has a 90% working interest and its joint venture operating partner, Harding Company, has a 10% working interest in the Fort Worth basin projects. The Company is considered a development stage company as defined in SFAS No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of Providence Resources, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Inventory

Inventory consists of drilling rigs, parts and components. The Company records inventory at cost.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. Depreciation is computed by using the straight-line method. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations.

Oil and Gas Leases Not Subject to Amortization

Oil and gas lease costs are recorded at cost and consist of 7,374.5 acres of land leases in North Eastern Texas in the Barnett Shale Formation and 12,847.2 acres of land leases in Southwest Texas in Val Verde County. These leases are undeveloped at March 31, 2007, and accordingly no depletion is included in the accompanying consolidated financial statements.

The Company follows the full cost method of accounting for exploration and development of oil and gas properties whereby all costs in acquiring, exploring and developing properties are capitalized, including estimate of abandonment costs, net of estimated equipment salvage costs. Prior to acquisition on September 29, 2006, Providence Exploration capitalized $ 3,278,647 in exploration costs. No costs related to production, general corporate overhead, or similar activities have been capitalized. As of March 31, 2007, the Company only has capitalized costs of unproved properties acquired and related exploration costs. Leasehold costs are depleted based on the units-of-production method based on estimated proved reserves. No proved reserves currently exist for the Company and therefore no depletion has been taken as of March 31, 2007.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets to be held and used, excluding proved oil and gas properties accounted for under the full cost method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company’s long-lived assets related to its proved oil and gas properties accounted for under the full cost method of accounting are prescribed by the Securities and Exchange Commission (Regulation S-X, Rule 4-10, “Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975”).

Intangible Assets

Costs associated with the acquisition of definite life intangibles are capitalized and amortized over their useful life. These costs will are reviewed quarterly by management for impairment and valuation. Such impairment is reviewed from available information at the time such as projected cash flow analysis, sales orders and other information available to help management determine future realization of this asset. Management will write this intangible down to its net realizable value at the time of impairment appears to exist.

Loan origination fees are amortized on a straight line basis over the 36 month term of the loans.

Long-Lived Assets

The Company evaluates its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets”. Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to deferred start-up cost. For income tax purposes start-up costs are deferred until the Company begins generating revenue, at which time the costs begin being amortized.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. At March 31, 2007, the Company had $458,322 in bank deposit accounts. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Translation of Foreign Currencies

Assets and liabilities of the Company’s foreign subsidiary are translated into U.S. dollars at the applicable exchange rates at year-end. Net gains or losses resulting from the translation of the Company’s assets and liabilities are reflected as a separate component of stockholders’ equity. A negative translation impact on stockholders’ equity reflects a current relative U.S. dollar value higher than at the point in time that assets were actually acquired in a foreign currency. A positive translation impact would result from a U.S. Dollar weaker in value than at the point in time foreign assets were acquired.

Income and expense items are translated at the weighted average rate of exchange (based on when transactions actually occurred) during the year.

Revenue Recognition

The Company did not have revenues in the three months ended March 31, 2007. Revenues are recorded upon the completion of the services, with the existence of an agreement and where collectability is reasonably assured. Oil and natural gas production revenue will be recognized at the time and point of sale after the product has been extracted from the ground.

Stock-Based Compensation

At March 31, 2007, the Company has stock-based employee compensation plans, which are described in greater detail in Note 11. The Company accounts for those plans under the recognition and measurement principles of APB Opinion 25, “Accounting for Stock Issued to Employees”, and related Interpretations, and has adopted the disclosure provisions of SFAS 123 (R), “Share Based Payment.” Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS 123 (R), the Company’s net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                                                                      Three months ended March 31,
                                                                           2007                  2006

Net loss as reported                                                $ (277,574)             $ (91,987)

Deduct:
         Total stock-based employee compensation expense
         determined under fair value based method for all
         awards, net of related tax effects                                    -                    -

Net loss pro forma                                                  $ (277,574)             $ (91,987)

Loss per share - basic and diluted:
         As reported                                             $        (.01)             $      (.01)
         Pro forma                                               $        (.01)             $      (.01)

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Earnings Per Share

The numerator for the earnings per share calculation is the net loss for the period. The denominator is the weighted average number of shares outstanding during the period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise or conversion of warrants, options and convertible securities, if any, using the treasury stock method. The Company had 7,303,650 stock equivalents of warrants at March 31, 2007 that were excluded from the calculation of diluted earnings per share. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.

Earnings Per Share computation for Continuing operations:
                                                                                  Three months ended March 31,
                                                                                      2007                  2006

                     Numerator - (loss from continuing operations)       $        (277,574)    $        (91,987)
                     Denominator - weighted average
                      number of shares outstanding                              51,855,539            16,480,841

                     Loss per share                                      $           (0.01)    $           (0.01)

Earnings Per Share computation from Discontinued Operations:
                                                                                  Three months ended March 31,
                                                                                      2007                  2006

                     Numerator - (loss from discontinued operations)$    Nil              $    Nil
                     Denominator - weighted average
                      number of shares outstanding                              51,855,539            16,480,841

                     Loss per share-discontinued operations              $          (0.00)     $           (0.00)

Earnings Per Share computation for Net Income:
                                                                                  Three months ended March 31,
                                                                                      2007                  2006

                     Numerator - (Net Loss)                              $       (277,574)     $        (91,987)
                     Denominator - weighted average
                      number of shares outstanding                              51,855,539            16,480,841

                     Loss per share                                      $          (0.01)     $           (0.01)

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2006 financial statements may have been reclassified to conform to the 2007 presentation.

Note 2 — Going Concern

As of March 31, 2007, the Company’s revenue generating activities have not generated sufficient funds for profitable operations, and the Company has incurred losses of $16,192,258 since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We anticipate that additional funding will be required in the next twelve months and that it will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with firm assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations

Note 3 — Promissory Note Receivable

Prior to the acquisition of Providence Exploration, the Company had advanced funds to Providence Exploration in exchange for a secured revolving promissory note. The note was secured by the assets of Providence Exploration including all of the debtor’s rights, titles and interests in certain leases of oil, gas and mineral interests located in the Comanche and Hamilton counties of Texas. The face value of the note increased to match the amounts advanced by the Company. The note bears interest at 7.0% per annum and was to be paid in full by December 1, 2006. The intercompany note was eliminated upon consolidation. Prior to the acquisition date of September 29, 2006, the Company had advanced $8,886,761 to Providence Exploration LLP and the accrued interest on the note was $302,603.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 4 — Property and Equipment

Drilling and service rigs and equipment are recorded at cost and are depreciated over their estimated useful lives of ten years using the straight-line method. Office furniture and equipment and automotive equipment are recorded at cost and depreciated over their estimated useful lives of five to ten years using the straight-line method.

Upon sale or retirement of property and equipment the cost and related accumulated depreciation of the asset are removed from the Company’s accounts and gain or loss is recognized.

Expenditures for repair and maintenance are charged to expense as incurred.

Depreciation expense for the three months ended March 31, 2007 and 2006 was $8,100 and $1,019 respectively.

Note 5 - Short-term Notes Payable

          Note Payable - Global Convertible Megatrend LTD, unsecured, payable in full on February 23, 2008 including interest at 10%.
                                                                                          $500,000

Note 6 - Long-term Notes Payable

          Note Payable - FAGEB AG, secured by drilling equipment, payable in quarterly installments of $25,119 through July 31, 2008, including
          interest at 12%.                                                                $156,515

          Note Payable - Global Convertible Megatrend LTD., secured by drilling equipment, payable in quarterly installments of $50,238 through July
          31, 2008, including interest at 12%.
                                                                                           352,608

          Note Payable - FAGEB AG, secured by drilling equipment, payable in quarterly installments of $37,722 through September 25, 2008,
          including interest at 12%.                                                       264,802

                           Total                                                           773,925
                           Less current portion                                            557,583

                                Long-term notes payable                                  $ 216,342

 The long-term notes payable amount of $216,342 is due in fiscal 2008.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 7 — Convertible Debentures

Two convertible debentures were issued during 2002 (May 3, 2002-$75,000 and May 6, 2002-$250,000), bearing interest at 7.5% per annum, which mature in three years. The convertible debentures become immediately due and payable upon certain events of default unless waived by the lender. Interest on the principal amount was due annually on the anniversary date of the issue date. The conversion feature allowed the holder at any time to convert any unpaid amount of principal or interest at $5.00 per share for a period of three years from the date of issuance. Pursuant to the terms of the convertible debenture, the Company agrees to file a Registration Statement within 60 days of conversion with the U.S. Securities and Exchange Commission.

The convertible debentures are secured by substantially all of the Company’s assets consisting of all tangible and intangible property, but not limited to procedures, instruments, devices, equipment, research, designs, registrations, licenses, trademarks, software, patents, patents pending, “know-how” expertise, all additions and replacements to such property and any other documentation related to the Valides® and Medides systems for sterilizing and disinfecting infectious waste.

On January 14, 2004, the conversion price of the two debentures was adjusted to $0.10 per share.

The terms for these two convertible debentures were extended to May 3, 2008 and May 6, 2010, respectively pursuant to the terms of extension agreements dated March 31, 2005. The extension agreements require certain additional conditions related to the Company’s obligations as follows:

1.	The interest payable on the convertible debentures, as of May 4, 2005, accrues at a rate of ten percent (10%) per annum payable on a quarterly basis with the initial quarterly interest payments due on September 30, 2005 and at the end of each quarter thereafter until repayment or conversion.

2.	The right to convert the whole part or any part of the principal amounts and accrued interest into shares of the Company extends until May 3, 2008 and May 6, 2010 respectively.

3.	Upon conversion or repayment of the principal amounts and accrued interest, the holders of the convertible debentures are entitled to a ten percent (10%) bonus on the amount due as of such date. The market value of this bonus on the date of the extension was recorded as financing expense of $32,500.

On October 3, 2005 the Company reached an agreement with the beneficiaries of these two outstanding debentures for payment of interest accrued to September 30, 2005. The Company issued 136,298 shares of common stock to Global Convertible Megatrend Ltd. for $13,629 owed, and 56,250 shares of common stock to Max Fugman for $5,625 owed.

On April 11, 2006, the principal amount of the $75,000 debenture to Max Fugman and $3,863 of accrued interest were converted into shares of common stock at $0.10 per share. After applying the 10% bonus, the Company issued 867,493 shares of common stock to extinguish $86,749 of debt consisting of $75,000 of principal repayment and $11,749 in accrued interest. The Company recorded interest expense of $954,243 to reflect the value of the shares issued upon conversion in excess of the book amounts.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 7 — Convertible Debentures (continued)

On June 15, 2006, the interest accrued on the $250,000 debenture to Global Convertible Megatrend Ltd. was converted into shares of common stock at $0.10 per share. The Company issued 167,810 shares for $16,781 of interest owed. The Company recorded interest expense of $192,982 to reflect the value of the shares issued upon conversion of the book amount.

On December 31, 2006, the interest accrued on the $250,000 debenture to Global Convertible Megatrend Ltd. was converted into shares of common stock at $0.10 per share. The Company issued 145,200 shares for $14,520 of interest owed. The Company recorded interest expense of $65,340 to reflect the value of the shares issued upon conversion of the book amount.

On November 28, 2005, the Company issued seven convertible debenture certificates for the total principal sum of $3,320,000 due in full with accrued and unpaid interest on November 30, 2010. The interest at a rate of 7.0% per annum is payable on a semi-annual basis with the initial payment due on June 1, 2006. The holders of the debentures has the right to convert all or part of the principal and accrued interest into common shares of the Company at $0.35 per share at any time prior to maturity.

On August 24, 2006, the interest accrued on the seven debentures was partially converted into shares of common stock at $0.35 per share. The Company issued 263,563 shares for $92,247 of interest owed.

The Company recorded interest expense of $144,960 to reflect the value of the shares issued upon conversion of the book amount.

On December 1, 2006, the interest accrued on the seven debentures was partially converted into shares of common stock at $0.35 per share. The Company issued 260,712 shares for $91,249 of interest owed. The Company recorded interest expense of $52,142 to reflect the value of the shares issued upon conversion of the book amount.

For the three months ended March 31, 2007, the Company recorded $68,400 as interest and financing expense relating to convertible debentures. Accrued interest as at March 31, 2007 for all outstanding debentures totaled $158,384. The total value of the principal of the eight convertible debentures outstanding as of March 31, 2007 was $3,570,000. Repayment of this principle is due according to the following schedule:

                  Year     Principal Repayment
                  2006                                         -
                  2007                                         -
                  2008                                         -
                  2009                                         -
                  2010                               $ 3,570,000

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 8 — Related Party Transactions

The Company has entered into an agreement with Markus Mueller, a director of the Company for consulting services. The agreement has an automatic renewal provision unless terminated by either party. During the three months ended March 31, 2007 and 2006, the Company recognized consulting expense of $22,500 and $10,500 respectively. The balance of $97,500 was due to Mr. Mueller at March 31, 2007. The Company has entered into an agreement with Nora Coccaro, the Company’s President, for consulting services. The agreement has an automatic renewal provision unless terminated by either party. During the three months ended March 31, 2007 and 2006, the Company recognized consulting expense of $22,500 and $10,500 respectively.

Note 9 — Stockholders’ Equity Transactions

On July 25, 2006, the Company issued 1,336,992 units in an equity financing for a total of $8,021,952. Each $6.00 unit comprised of 10 shares of common stock and 5 share purchase warrants, which warrants are exercisable at $1.00 for a period of three years from the date of grant. A total of 13,369,920 shares of common stock were issued and 6,684,960 warrants were issued. The Company recorded $3,409,330 as a financing cost related to the issuance of the warrants. As finder’s fees, the Company paid $225,096 in cash and issued 234,690 warrants exercisable at $0.72 for a period of three years from the date of grant. The Company recorded $122,743 as a finder’s fee expense related to the issuance of these warrants.

On September 29, 2006, the Company issued 16,500,000 shares of common stock valued at $13,200,000 pursuant to the acquisition of Providence Exploration. In connection with the acquisition, the Company issued a further 3,500,000 shares of common stock valued at $2,800,000 as payment of the outstanding balance for oil and gas leases in Val Verde County.

The Company acquired the following fixed assets upon acquisition:

Drilling rig inventory                                          $                724,515
Property and equipment                                                            47,979
Oil and gas leases - undeveloped                                              23,807,018
                                                               -----------------------------
                                                                $             24,579,512

During the year ended December 31, 2006, the Company issued 2,004,778 shares of common stock valued at $2,071,214 for debt. During the year ended December 31, 2005, the Company issued 1,250,000 shares of common stock at $0.10 per share for a total of $125,000. The Company also issued 6,270,000 shares of common stock at $0.30 per share for a total of $1,881,000.

In connection with the offering of 6,270,000 shares common stock and $3,320,000 of convertible debentures during the 2005 year, a sales commission totaling 5% was authorized for payment to two individuals, comprising of 3% in cash and 2% in warrants to purchase 348,000 shares of Company common stock at $0.30 per share. The warrants granted have a fair market value totaling $191,400.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 9 — Stockholders’ Equity Transactions (continued)

During the year ended December 31, 2005, the Company issued 2,334,841 shares of common stock for accounts payable of $201,212, and accrued interest of $32,038. An amount of $116,742 was recorded as a financing cost due to the premium of the prevailing market price at the time of issuance over the stated price in the share for debt swap.

Note 10 — Minority Interest

Minority interest relates to the 10% interest in County Pipeline, LLC that is not held by the Company. This subsidiary was formed in October of 2006 with the purpose of constructing an oil and gas pipeline in Comanche County, Texas.

Note 11 — Preferred Stock

The Company’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at March 31, 2007.

Note 12 — Warrants

During 2005, in connection with the offering of 6,270,000 shares common stock and $3,320,000 of convertible debentures during the year, a sales commission was partially paid in warrants. The warrants are exercisable in whole or in part allowing the holders to purchase 348,000 shares at an exercise price of $0.30 before the expiry date of December 1, 2010. On the date granted, the fair market value of these warrants, totaling $191,400, consisted of $68,970 for warrants issued in connection with the common stock offering, and $122,430 for warrants issued in connection with the debenture offering. The value of the warrants issued in connection with the debenture offering was recorded as a financing expense.

As part of the equity financing completed in July 2006, the Company issued 6,684,960 warrants exercisable until July 25, 2009 at $1.00 per share. The Company recorded $3,409,330 as a financing expense related to the issuance of these warrants based on their value as calculated using the Black-Scholes model.

The following assumptions were used for the Black-Scholes valuation of the warrants granted in 2006:

         Risk-free interest rate                                                        4.50%
         Expected life of options                                                       3.0 years
         Annualized volatility                                                          177%
         Dividend rate                                                                  0.00%

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 12 — Warrants (continued)

Transactions involving the Company’s warrant issuance are summarized as follows:

                                 Warrants Outstanding                           Warrants Exercisable
                             -----------------------------                ---------------------------------
                             -----------------------------                --------------------------------
           Year               Exercise        Number          Weighed        Number          Weighted
                                                              Average                        Average
                                              Shares        Contractual                      Exercise
                                Price       Outstanding    Life (Years)    Exercisable        Price
---------------------------- ------------ ---------------------------------------------- -----------------
---------------------------- ------------ ---------------------------------------------- -----------------
           2005              $      0.30          348,000            4.00       348,000  $            .30
           2006              $      1.00        6,684,960            2.50     6,684,960  $           1.00
           2006              $      0.70          234,690            2.50       234,690  $            .70

                                                                                              Weighted
                                                                                               Average
                                                                               Number of      Exercise
                                                                                Shares          Price
                                                                             -------------- --------------
                                                                             -------------- --------------

                                                                             ------------------------------
Outstanding at December 31, 2004                                                         0  $           0

Granted                                                                            348,000  $         .30
Exercised                                                                                -  $           -
Cancelled                                                                               (-) $          (-)
                                                                             ------------------------------
                                                                             ------------------------------
Outstanding at December 31, 2005                                                   348,000  $         .30

Granted                                                                          6,919,650  $         .99
Exercised                                                                                -  $           -
Cancelled                                                                                   $
                                                                             -------------- --------------
                                                                             -------------- --------------
Outstanding at December 31, 2006 and March 31, 2007                              7,267,650  $         .96
                                                                             ==============================

Note 13 — Acquisition of Providence Exploration

On September 29, 2006, the Company entered into a share purchase agreement pursuant to which the Company acquired 100% control over Providence Exploration through the acquisition of all of its outstanding member shares.

The purchase price of the transaction required the Company to issue 20,000,000 common shares with a deemed value of $16,000,000. The shares were used to eliminate $3,571,311 of debt held by Providence Exploration. Prior to the transaction, Providence Exploration had a net assets deficit of $1,961,149 which included $73,721 in cash. The excess of the deemed value of the shares and fair value of the assets acquired amounted to $14,389,838 which was allocated to the value of undeveloped oil and gas leases held by Providence Exploration at the time of the acquisition. At the time of the acquisition, there was an intercompany account balance of $9,189,364 for principal and interest of cash advances made by the Company to Providence Exploration prior to the acquisition.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 14 — Agreements

In October 2005, the Company signed a joint exploration agreement with Harding Company. Under the terms of the agreement, the Company and Harding Company intend to explore, develop and produce oil and gas from Marble Falls and Barnett Shale formations in targeted areas of the Ft. Worth basin. Harding Company is appointed as operator.

The Company is required pursuant to the agreement to fund 100% of all costs of the management and operation for a minimum of 3 wells. The Company will carry Harding for its 10% working interest in all wells drilled and completed through the pipeline connection phase, in the project.

Effective February 22, 2006, the Company entered into an agreement to purchase oil and gas leases in Val Verde County, Texas. The purchase price was $3,849,600, payable $1,924,800 cash and $1,924,800 note payable. In March 2006, Harding Company paid the Company 192,480 related to the purchase. In connection with the acquisition of Providence Exploration, the Company issued 3,500,000 shares of common stock valued at $2,800,000 as payment of the outstanding balance for the oil and gas leases in Val Verde County.

In early 2007, the Company engaged TRNCO Petroleum Corporation of Midland, Texas to implement an I/O System Two recording system in combination with the latest generation of state-of-the-art acquisition and processing parameters to obtain high quality 3D seismic data for those leases located in Val Verde County. The data is intended to illuminate deep gas targets at depths ranging from 14,000 to 16,000 feet within the identified carbonates. TRNCO will supervise the acquisition, processing, licensing and interpretation of all seismic data and has engaged Dawson Geophysical Company to be responsible for obtaining the actual 3D seismic data. Founded in 1952, Dawson is a leading provider of onshore seismic data acquisition and processing services that operates two state-of-the-industry data processing centers in Houston and Midland, Texas, staffed by experienced geophysicists. The processing professionals use the latest kits of powerful processing tools and back their analytical excellence with practical geophysical field experience in correlating complex producing horizons. Dawson’s prior experience in the Val Verde Basin is expected to be of considerable benefit to Providence in acquiring reliable 3D seismic data. The Company advanced $500,000 to TRNCO in late March 2007 as a partial prepayment for these services.

Note 15 — Commitments and Contingencies

The Company leases office and warehouse space under an operating lease with monthly payments of 1,200 per month, expiring October 1, 2007. The Company also leases a vehicle under an operating lease with monthly payments of 455.74, expiring in October 2007.

The contract commitment cost for the agreement with TRNCO Petroleum Corporation (see Note 14) is $4,553,787, payable in installments on or before August 1, 2007.

Note 16 — Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The carrying amount of these items approximates fair value because of their short-term nature and the notes payable bear interest at the market interest rate.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 17 — Stock Based Compensation

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (R), “Share Based Payment” as described in Note 1. No stock options were granted in 2006 and 2005. No stock options were outstanding at March 31, 2007.

Note 18 — Reverse Common Stock Split

Effective August 25, 2003, the Company approved a 1-for-20 reverse common stock split. All common share amounts, common stock option amounts and per share information have been retroactively adjusted to reflect this common stock split in the accompanying financial statements.

Note 19 — Recent Accounting Pronouncements

In February 2006 the Financial Accounting Standards Board (FASB) issued Statement of Financial Standards No. 155 Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140 (SFAS 155). This standard permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS 155 allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value on an instrument-by-instrument basis. The standard eliminates the prohibition on a QSPE from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 also clarifies which interest-only and principal-only strips are not subject to the requirements of SFAS 133, as well as determines that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the fiscal year that begins after September 15, 2006. Adoption of SFAS 155 is not expected to have a material impact on our consolidated financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 becomes effective beginning with our first quarter 2007 fiscal period. We are currently evaluating the impact of this standard on our Consolidated Financial Statements.

In September 2006, the FASB issued FASB Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 becomes effective beginning with our first quarter 2008 fiscal period. We are currently evaluating the impact of this standard on our Consolidated Financial Statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. Effective for our fiscal year ending 2006, we will be required to fully recognize the assets and obligations associated with our defined benefit plans. Effective for fiscal year ending 2008, we will be required to measure a plan’s assets and liabilities as of the end of the fiscal year instead of our current measurement date of September 30. We are currently evaluating the impact of this standard on our Consolidated Financial Statements.

PROVIDENCE RESOURCES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007 and 2006

Note 20 — Subsequent Events

On April 30, 2007, the Company issued a $1,000,000 promissory note to Miller Energy LLC in exchange for a cash advance of the same amount. The promissory note bears interest at 10% per annum and is due on April 29, 2008. The interest on the note can be converted into shares of common stock at a conversion price of $0.15.

On May 1, 2007, the Company advanced $1,000,000 to TRNCO pursuant to the terms of their agreement (see Note 14). On April 15, 2007, the Company entered a consulting and advisory agreement with Highlander Energy LLC for assistance in the contract with the TRNCO. On April 15, 2007, the Company issued 500,000 shares of common stock to Highlander as compensation for these services.

On May 11, 2007, the Company received shareholder approval to increase the number of shares of common stock authorized for issuance from 100,000,000 to 250,000,000.

End of Notes to Financial Statements

PROVIDENCE RESOURCES INC.SCHEDULE
OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

March 31, 2007 and 2006

Supplemental Oil and Gas Information — FAS69

The following unaudited disclosures on standardized measures of discounted cash flows and changes therein relating to proved oil and gas reserves are determined in accordance with United States Statements of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities”.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein

In calculating the standardized measure of discounted future net cash flows, year-end constant prices and cost assumptions were applied to the Company’s annual future production from proved reserves to determine cash inflows. Future production and development costs are based on constant price assumptions and assume the continuation of existing economic, operating and regulatory conditions. Future income taxes are calculated by applying statutory income tax rates to future pre-tax cash flows after provision for the tax cost of oil and natural gas properties based upon existing laws and regulations. The discount was computed by application of a 10 percent discount factor to the future net cash flows. The calculation of the standardized measure of discounted future net cash flows is based upon discounted future net cash flows prepared by the Company’s independent qualified reserve evaluators in relation to the reserves they respectively evaluated, and adjusted by the Company to account for management’s estimate obligations and future income taxes. The Company cautions that the discounted future net cash flows relating to proved oil and gas reserves are an indication of neither the fair market value of the Company’s oil and gas properties, nor of the future net cash flows expected to be generated from such properties. The discounted future net cash flows do not include the fair market value of exploratory properties and probable or possible oil and gas reserves, nor is consideration given to the effect of anticipated future changes in crude oil and natural gas prices, development, asset retirement and production costs, and possible changes to tax and royalty regulations. The prescribed discount rate of 10 percent may not appropriately reflect future interest rates. The Company’s projections should not be interpreted as being equivalent to fair market value.

PROVIDENCE RESOURCES INC.SCHEDULE
OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

March 31, 2007 and 2006

Supplemental Oil and Gas Information — FAS69 (continued)

Net Proved Reserves (1, 2)

---------------------------------------- ----------------------- ------- ------------------------------------
                                              Natural Gas                 Crude Oil and Natural Gas Liquids
                                           (millions of cubic                  (thousands of barrels)
                                                 feet)
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
December 31, 2005                                             -                                            -
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
Purchase of reserves in place                                 -                                            -
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
Production                                                    -                                            -
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
Adjustment for uneconomic wells                               -                                            -
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
December 31, 2006 and                                         -                                            -
March 31, 2007
---------------------------------------- ======================= ------- ====================================
---------------------------------------- ======================= ------- ====================================

---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
Developed                                                     -                                            -
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
Undeveloped                                                   -                                            -
---------------------------------------- ----------------------- ------- ------------------------------------
---------------------------------------- ----------------------- ------- ------------------------------------
Total                                                         -                                            -
---------------------------------------- ======================= ------- ====================================

(1)     Definitions:

a.	“Net” reserves are the remaining reserves of the Company, after deduction of estimated royalties and including royalty interests.

b.	“Proved oil and gas reserves.” Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic product ability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes that portion delineated by drilling and defined by gas-oil and /or oil-water contacts, if any; and the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

i.	Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

PROVIDENCE RESOURCES INC.SCHEDULE
OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

March 31, 2007 and 2006

Supplemental Oil and Gas Information — FAS69 (continued)

    ii.        Estimates of proved reserves do not include the following:

Oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”;

Crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

        Crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

Crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

c.	“Proved developed oil and gas reserves.” Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

d.	“Proved undeveloped reserves.” Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive unites that are reasonably certain of production when drilled. Proved reserves for other undrilled unites can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates, for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(2)	The Company does not file any estimates of total net proved crude oil or natural gas reserves with any U.S. federal authority or agency other than the SEC.

PROVIDENCE RESOURCES INC.SCHEDULE
OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

March 31, 2007 and 2006

Supplemental Oil and Gas Information — FAS69 (continued)

Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Gas Reserves

The Company has no proved reserves and no oil and gas production and therefore has not presented the Standardized Measure of Discounted Future Net Cash Flows or operating results.

Capitalized Costs

--------------------------------------------------------------------- ------------------
March 31, 2007                                                          United States
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Proved oil and gas properties                                                   $     -
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Unproved oil and gas properties                                              27,030,845
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Total capital costs                                                          27,030,845
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Accumulated depletion                                                               (-)
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Net capitalized costs                                                 $     27,030,845
--------------------------------------------------------------------- ==================

Costs Incurred

--------------------------------------------------------------------- ------------------
                                                                        United States
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Three months ended March 31, 2007
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Acquisitions:
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
  Proved reserves                                                     $               -
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
  Unproved reserves                                                                    -
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Total acquisitions                                                                     -
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Exploration costs                                                             1,069,469
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Development costs                                                                     -
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Asset retirement obligations                                                          -
--------------------------------------------------------------------- ------------------
--------------------------------------------------------------------- ------------------
Total costs incurred                                                  $        1,069,469
--------------------------------------------------------------------- ==================

                                                        PROVIDENCE RESOURCES,
                                                                 INC.
                                                     (A Development Stage Company)

                                                                 INDEX
                                                                                                   Page

         Report of Chisholm, Bierwolf and Nilson, LLC                                              F-25

         Consolidated Balance Sheet                                                                F-26

         Consolidated Statements of Operations                                                     F-27

         Consolidated Statements of Stockholders' Equity (Deficit)                                 F-28

         Consolidated Statements of Cash Flows                                                     F-35

         Notes to Consolidated Financial Statements                                                F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Providence Resources, Inc.

Vancouver, B.C. Canada

We have audited the accompanying balance sheets of Providence Resources, Inc. at December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity (deficit)and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, and audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Providence Resources, Inc. at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recorded significant losses from operations, and is dependent on financing to continue operations, which together raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC

Bountiful, Utah

March 27, 2007

                                            PROVIDENCE RESOURCES, INC.
                                          (A Development Stage Company)
                                           CONSOLIDATED BALANCE SHEETS
                                                December 31, 2006
                                                                                2006                    2005
                                                                           ----------------        ----------------
CURRENT ASSETS:
Cash                                                                   $         1,540,145     $         2,035,438
Drilling rig inventory                                                             724,515                       -
Prepaid expenses                                                                        98                       -
Promissory note Receivable, including interest                                           -               3,091,901
                                                                           ----------------        ----------------
Total current assets                                                             2,264,758               5,127,339
                                                                           ----------------        ----------------

PROPERTY AND EQUIPMENT (Note 4) :
Oil and gas leases - undeveloped                                                26,266,981                       -
Oil and gas pipeline (construction in progress)                                  1,170,173                       -
Equipment, net of amortization                                                      45,810                   1,019
                                                                           ----------------        ----------------
Total property and equipment                                                    27,482,964                   1,019
                                                                           ----------------        ----------------

OTHER ASSETS:
Loan origination fees, net of amortization of $24,097                               45,799                       -
Deposits                                                                             2,266                       -
                                                                           ----------------        ----------------

Total other assets                                                                  48,065                       -
                                                                           ----------------        ----------------
Total assets                                                           $        29,795,787     $         5,128,358
                                                                           ----------------        ----------------

CURRENT LIABILITIES:
Accounts payable                                                       $           953,803     $           119,867
Accrued expenses                                                                   153,909                  61,703
Related party payables                                                              75,000                  13,500
Current portion of long term notes payable (Note 6)                                454,099                       -
                                                                           ----------------        ----------------
Total current liabilities                                                        1,636,811                 195,070

CONVERTIBLE DEBENTURES (Note 7)                                                  3,570,000               3,645,000

LONG TERM NOTES PAYABLE (NOTE 6)                                                   319,826                       -
                                                                           ----------------        ----------------

Total liabilities                                                                5,526,637               3,840,070

MINORITY INTEREST IN NET ASSETS OF SUBSIDIARY                                      117,017                       -
                                                                           ----------------        ----------------
COMMITMENTS AND CONTINGENCIES                                                            -                       -

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, 25,000,000 shares
 authorized, no shares issued and outstanding                                            -                       -
Common stock, $.0001 par value, 100,000,000 shares
 authorized,47,949,627 shares issued and outstanding                                 5,185                   1,648
Additional paid-in capital                                                      40,047,072              10,425,371
Accumulated other comprehensive income                                              14,560                  14,370
Deficit accumulated during the development stage                              (15,914,684)             (9,153,101)
                                                                           ----------------        ----------------

Total stockholder's equity                                                      24,152,133               1,288,288
                                                                           ----------------        ----------------

Total liabilities and stockholders' equity                             $        29,795,787     $         5,128,358
                                                                           ----------------        ----------------
                               The accompanying notes are an integral part of these financial statements

                                                PROVIDENCE RESOURCES, INC.
                                              (A Development Stage Company)
                              CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              Years ended December 31, 2006 and 2005 and Cumulative Amounts
                                                                                                                From
                                                                                                             Inception on
                                                                                                             February 17,
                                                                                                            1993through
                                                                                                               December
                                                                   2006                   2005                 31, 2006
                                                              ----------------        --------------        ---------------
Sales                                                     $               350                     -                    350
                                                                                   $                    $
Cost of Sales                                                          25,427                     -                 25,427
                                                              ----------------        --------------        ---------------

 Gross profit                                                          25,777                     -                 25,777

General and administrative expenses                               (2,121,062)             (468,677)            (7,455,424)
                                                              ----------------        --------------        ---------------

     Loss from operations                                         (2,095,285)             (468,677)            (7,429,647)

Other income (expense):
   Minority interest                                                   19,898                     -                 19,898
   Interest expense                                               (5,102,503)             (200,517)            (5,443,640)
   Interest income                                                    416,306                23,585                448,484
                                                              ----------------        --------------        ---------------

     Loss before provision for income taxes
       and discontinued operations                                (6,761,584)             (645,609)           (12,404,905)

Provision for income taxes                                                  -                     -                      -
                                                              ----------------        --------------        ---------------

 Loss before discontinued operations                              (6,761,584)             (645,609)           (12,404,905)

    Gain (loss) from discontinued operations, net of tax                    -             (299,248)            (3,407,279)
                                                              ----------------        --------------        ---------------

     Net loss before cumulative effect
         of accounting change                                     (6,761,584)             (944,857)           (15,812,184)

      Cumulative effect of accounting change, net of tax                    -                     -              (102,500)
                                                              ----------------        --------------        ---------------

     Net loss                                                     (6,761,584)             (944,857)           (15,914,684)
                                                              ================        ==============        ===============

Loss per share from continuing operations
basic/diluted                                                         $(0.24)               $(0.08)
                                                              ----------------        --------------
                                                              ----------------        --------------

Net Loss per common share - basic and diluted                         $(0.24)               $(0.12)
                                                              ----------------        --------------
                                                              ----------------        --------------

Weighted average common shares -                                   28,296,428             8,032,000
                                                              ----------------        --------------
                                                              ----------------        --------------
  Basic and diluted
Other comprehensive income
 Foreign currency translation adjustment                                  190                 9,057                 14,560
                                                              ----------------        --------------        ---------------

Net comprehensive income (loss)                           $       (6,761,394)      $      (935,800)     $     (15,900,124)
                                                              ================        ==============        ===============

                               The accompanying notes are an integral part of these financial statements

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at February 17, 1993 (date of
inception)                                          -   $           -         60,000   $          6  $         1,194  $                -  $              -   $        1,200

Net loss                                            -               -              -              -                -                   -             (200)            (200)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 1993                        -               -         60,000              6            1,194                   -             (200)            1,000

Net loss                                            -               -              -              -                -                   -             (240)            (240)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 1994                        -               -         60,000              6            1,194                   -             (440)              760

Net loss                                            -               -              -              -                -                   -             (240)            (240)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 1995                        -               -         60,000              6            1,194                   -             (680)              520

Net loss                                            -               -              -              -                -                   -             (240)            (240)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 1996                        -               -         60,000              6            1,194                   -             (920)              280

Issuance of common stock for cash                   -               -         32,068              3           80,269                   -                 -           80,272

Net loss                                            -               -              -              -                -                   -          (79,765)         (79,765)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 1997                        -               -         92,068              9           81,463                   -          (80,685)              787

Issuance of common stock for:
   Services                                         -               -          6,500              1           12,999                   -                 -           13,000
   Cash                                             -               -         26,170              3           26,167                   -                 -           26,170

Additional shares due to rounding
  after stock split                                 -               -            300              1              (1)                   -                 -                -

Net loss                                            -               -              -              -                -                   -          (36,896)         (36,896)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------
Balance at December 31, 1998                        -               -        125,038             14          120,628                   -         (117,581)            3,061

The accompanying notes are an integral part of these financial statement

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance forward, December 31, 1998                  -               -        125,038             14          120,628                   -         (117,581)            3,061

Rounding                                            -               -           (38)              -                -                   -                 -                -

Issuance of common stock for:
   Cash                                             -               -         22,500              2          899,998                   -                 -          900,000

   Assets                                           -               -        128,012             13        1,020,452                   -                 -        1,020,465
   Net book value of Healthbridge,
Inc.                                                -               -         20,500              2              (2)                   -                 -                -

   Dividends-in-kind                                -               -         50,202              5        2,008,091                   -       (2,008,096)                -
   Debt                                             -               -        242,500             23          999,978                   -                 -        1,000,001
   Reverse acquisition with
Healthbridge, Inc.
 and Wattmonitor, Inc.                              -               -        147,500             15          798,046                   -                 -          798,061

Common stock offering costs                         -               -              -              -        (105,000)                   -                 -        (105,000)

Reverse acquisition, retirement of
old shares of Wattmonitor, Inc.                     -               -      (147,500)           (15)        (915,627)

Share adjustment for shares
previously issued                                   -               -            150              -                -                   -                 -                -

Net loss                                            -               -              -              -                -                   -       (3,196,076)      (3,196,076)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 1999                        -               -        588,864             60        4,826,564                   -       (5,204,172)        (377,549)

The accompanying notes are an integral part of these financial statements

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance forward at December 31, 1999                -               -        588,864             60        4,826,564                   -       (5,204,172)        (377,549)

Issuance of common stock for:
   Debt                                             -               -         34,950              4          349,496                   -                 -          349,500
   Services                                         -               -         11,000              1           71,199                   -                 -           71,200
   Cash                                             -               -         19,500              2          194,998                   -                 -          195,000
   Accounts payable                                 -               -          7,500              1           74,999                   -                 -           75,000

Common stock offering costs                         -               -              -              -         (15,600)                   -                 -         (15,600)

Stock option compensation expense                   -               -              -              -            6,000                   -                 -            6,000

Net loss                                            -               -              -              -                -                   -         (816,545)        (816,545)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2000                        -               -        661,814             67        5,507,656                   -       (6,020,717)        (512,994)

Issuance of common stock for:
   Services                                         -               -         84,400              9          258,941                   -                 -          258,950
   Accounts payable                                 -               -         13,750              1           59,999                   -                 -           60,000
   Debt                                             -               -         41,603              4          249,614                   -                 -          249,618

Net loss                                            -               -              -              -                -                   -         (422,008)        (422,008)
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2001                        -               -        801,567             81        6,076,210                   -       (6,442,725)        (366,434)

The accompanying notes are an integral part of these financial statements

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance forward at December 31, 2001                -               -        801,567             81        6,076,210                   -       (6,442,725)        (366,434)

Comprehensive loss:

 Net loss                                           -               -              -              -                -                   -       (1,221,203)      (1,221,203)
 Other comprehensive loss -
 cumulative foreign currency
 translation adjustment                             -               -              -              -                -               4,869                 -            4,869
                                                                                                                                                                ------------

  Total comprehensive loss                                                                                                                                      (1,216,334)
                                                                                                                                                                ============

Issuance of common stock for:
   Intellectual property                            -               -         37,500              4          224,996                   -                 -          225,000
   Services                                         -               -        143,000             14          806,086                   -                 -          806,100
   Accounts payable and services                    -               -          5,000              1           10,999                   -                 -           11,000

Stock option compensation expense                   -               -              -              -           12,500                   -                 -           12,500
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2002                        -               -        987,067             99        7,130,791               4,869       (7,663,928)        (528,169)

The accompanying notes are an integral part of these financial statements

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance forward at December 31, 2002                -               -        987,067             99        7,130,791               4,869       (7,663,928)        (528,169)

Comprehensive loss:
 Net loss                                           -               -              -              -                -                   -         (232,560)        (232,560)
 Other comprehensive loss -
 cumulative foreign currency
 translation adjustment                             -               -              -              -                -               (806)                 -            (806)
                                                                                                                                                                ------------
  Total comprehensive loss                                                                                                                                        (233,366)
                                                                                                                                                                ============

Issuance of common stock for:
 Cash                                               -               -        314,165             32          102,801                   -                 -          102,833
 Services                                                                      2,100              -            3,888                   -                 -            3,888

 Debt                                                                      1,537,048            154          475,583                   -                 -          475,737

Common stock offering costs                         -               -              -              -          (2,000)                   -                 -          (2,000)

Issuance of common stock
 options for services                               -               -              -              -           15,000                   -                 -           15,000
 after reverse split                                -               -             65              -                -                   -                 -                -
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2003                        -               -      2,840,445            285        7,726,063               4,063       (7,896,488)        (166,077)

Issuance of common stock for:

  Debt conversion                                   -               -      2,735,555            273          197,673                   -                 -          197,946

  Services                                                                 1,050,000            105           80,395                                                 80,500
 Other comprehensive loss -
 cumulative foreign currency
 translation adjustment                             -               -              -              -                -               1,250                 -            1,250

Net loss                                            -               -              -              -                -                   -         (311,757)        (311,757)

                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------
Balance at December 31, 2004                        -               -                           663                                5,313       (8,208,245)        (198,138)
                                                                           6,626,000                       8,004,131

The accompanying notes are an integral part of these financial statements

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2004                        -               -      6,626,000            663        8,004,131               5,313       (8,208,245)        (198,138)

Issuance of common stock for:

  Cash                                              -               -      7,520,000            752        2,005,248                   -                 -        2,006,000

  Debt                                              -               -      2,334,841            233          349,992                   -                 -          350,226

Issuance of warrants for finders fees               -               -              -              -          191,400                   -                 -          191,400
Common stock offering costs                         -               -              -              -        (125,400)                   -                 -        (125,400)

 Other comprehensive loss -
 cumulative foreign currency
 translation adjustment                             -               -              -              -                -               9,057                 -            9,057

Net loss for the period                             -               -              -              -                -                   -         (944,857)        (944,857)

                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2005                        -   $           -     16,480,841   $      1,648  $    10,425,371  $           14,370  $    (9,153,101)   $    1,288,288

The accompanying notes are an integral part of these financial statements

                                                                        PROVIDENCE RESOURCES, INC.
                                                                      (A Developmental Stage Company)
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME
                                                        February 17, 1993 ( Date of Inception) to December 31, 2006
                                                                                                                                                Deficit
                                                                                                                           Accumulated        Accumulated
                                                                                                         Additional           Other            During the
                                                Preferred Stock                 Common Stock               Paid-in        Comprehensive       Development
                                           ---------------------------    --------------------------
                                             Shares          Amount         Shares         Amount          Capital           Income              Stage             Total
                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance forward at December 31, 2005                -   $           -     16,480,841   $      1,648   $   10,425,371  $           14,370  $    (9,153,101)   $    1,288,288

Issuance of common stock for:
  Acquisition of Providence
Exploration                                         -               -     20,000,000          2,000       15,998,000                   -                 -       16,000,000

  Cash                                              -               -     13,369,920          1,337        8,020,615                   -                 -        8,021,952

  Debt                                              -               -      2,004,778            200        2,071,014                   -                 -        2,071,214

Issuance of warrants with equity
financing                                           -               -              -              -        3,409,330                   -                 -        3,409,330
Issuance of warrants for finders fees               -               -              -              -          122,743                   -                 -          122,743

 Other comprehensive loss -
 cumulative foreign currency
 translation adjustment                             -               -              -              -                -                 190                 -              190

Net loss for the period                             -               -              -              -                -                   -       (6,761,584)      (6,761,584)

                                           -----------     -----------    -----------     ----------     ------------    ----------------     -------------     ------------

Balance at December 31, 2006                        -   $           -     51,855,539   $      5,185   $   40,047,072  $           14,560  $   (15,914,685)   $   24,152,133

The accompanying notes are an integral part of these financial statements

                                                 PROVIDENCE RESOURCES, INC.
                                               (A Development Stage Company)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                               Years ended December 31, 2006 and 2005 and Cumulative Amounts
                                                                                                                  From
                                                                                                               Inception on
                                                                                                               February 17,
                                                                                                               1993through
                                                                                                                 December
                                                                       2006                 2005                 31, 2006
                                                                  ---------------       --------------        ---------------
Cash flows from operating activities:
   Net loss                                                   $      (6,761,584)     $      (944,857)      $    (15,914,684)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Shares issued for services                                          360,000                    -                360,000
     Shares issued for financing                                       3,532,073                    -              3,532,073
     Shares issued for debt conversion                                   226,547                    -                226,547
      Additional value of shares issued for
      debt                             conversion                      1,409,667              416,226              2,999,531
     Depreciation and amortization                                         9,544                  491                165,021
     Minority interest                                                  (19,898)                                    (19,898)
     Discontinued operations                                                   -              299,248              2,542,150
     Gain on write-off of liabilities                                          -                6,422               (96,270)
     (Increase) decrease in:
        Accounts receivable and prepaid expenses                         121,615             (16,901)                110,518
     Increase (decrease) in:
        Accounts payable                                                 931,721               53,756              1,550,827
        Accrued expenses                                                (82,808)               50,197              (210,419)
        Related party payables                                            61,500             (97,438)                175,312
                                                                  ---------------       --------------        ---------------
Net cash provided by (used in) operating activities                   (211,623)            (232,857)            (4,158,455)
                                                                  ---------------       --------------        ---------------

Cash flows from investing activities:
    Advances to Providence Exploration prior to acquisition          (5,811,761)          (3,075,000)            (8,886,761)
    Cash of Providence Exploration on acquisition date                    73,271                    -                 73,271
   Acquisition of intangible assets                                            -                    -              (150,398)
   Acquisition of property and equipment                             (2,644,520)                    -            (2,648,260)
   Issuance of notes receivable                                            3,124                    -                  (616)
                                                                  ---------------       --------------        ---------------
          Net cash (used in) investing activities                     (8,379,886          (3,075,000)           (11,612,764)
                                                                  ---------------       --------------        ---------------

Cash flows from financing activities:
   Proceeds from notes payable                                                 -                    -                692,999
   Issuance of common stock                                            8,021,952            2,006,000             13,111,279
   Commissions paid to raise convertible debentures                            -                    -               (41,673)
   Minority investment in subsidiary                                     136,915                    -                136,915
   Proceeds from convertible debentures                                        -            3,320,000              3,654,173
   Payments on notes payable                                            (62,841)             (29,048)              (256,889)
                                                                  ---------------       --------------        ---------------
  Net cash provided by financing activities                            8,096,026            5,296,952             17,296,804
                                                                  ---------------       --------------        ---------------
Cash effect of foreign currency translation                                  190                9,057                 14,560
                                                                  ---------------       --------------        ---------------
  Net increase (decrease) in cash                                      (495,293)            1,998,152              1,540,145
Cash, beginning of period                                              2,035,438               37,286                      -
                                                                  ---------------       --------------        ---------------
Cash, end of period                                           $        1,540,145     $      2,035,438      $       1,540,145
                                                                  ===============       ==============        ===============

The accompanying notes are an integral part of these financial statements

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 — Organization and Summary of Significant Accounting Policies

Organization

The consolidated financial statements consist of Providence Resources, Inc. (“Providence Resources”) (formerly Healthbridge, Inc.) and its wholly owned subsidiaries, Healthbridge AG (“Healthbridge AG”), Providence Exploration LLC (“Providence Exploration”), PDX Drilling, LLC and Providence Resources LLC and a ninety percent interest in Comanche County Pipeline, LLC (collectively “the Company”).

Providence Resources, Inc. was organized on February 17, 1993 (date of inception) under the laws of the State of Texas. The Company changed its name from Healthbridge, Inc. to Providence Resources, Inc. on September 29, 2006. Healthbridge AG was formed as a German subsidiary during 2002. Providence Exploration, LLC was formed on July 12, 2005, under the Laws of the State of Texas as a Limited Liability Company and is headquartered in Dallas, Texas. Providence Exploration formed a wholly owned subsidiary, PDX Drilling, LLC (PDX), on July 12, 2005. PDX was formed to acquire drilling and service rigs for the purpose of drilling oil and gas wells in Texas. Providence Exploration also formed a wholly owned subsidiary, Providence Resources LLC, on September 1, 2005, to acquire leases in Texas for oil and gas exploration and development. In October of 2006, Providence Exploration entered into an agreement to form Comanche County Pipeline, LLC with the purpose of constructing an oil and gas pipeline in Comanche County, Texas.

On January 25, 2002, the Company acquired certain patents related to the infectious medical waste sterilization and disposal technologies developed in Germany. During the fourth quarter of 2005, the Company decided to discontinue all operations connected to the Valides® Modular Infectious Waste Disposal System and the Medides System due to the unsatisfactory level of revenue generated to date.

On November 21, 2005, the Company executed a letter of intent to acquire Providence Exploration, LLC, as a wholly owned subsidiary in a stock for ownership exchange. On September 29, 2006, the Corporation acquired Providence Exploration as a wholly owned subsidiary, pursuant to the closing of a Securities Exchange Agreement and a Note Exchange Agreement.

The Securities Exchange Agreement, entered into on April 10, 2006 with Providence Exploration and the unit holders of Providence Exploration, provided for the exchange of 4,286,330 shares of the Corporation’s common stock for 1,250,000 issued and outstanding membership units of Providence Exploration. The Note Exchange Agreement, entered into on April 10, 2006 with the holders of certain promissory notes issued by Providence Exploration, provided for the exchange of 12,213,670 shares of the Company’s common stock for the assignment of those promissory notes to the Company. The agreements were closed pursuant to shareholder approval at a special meeting of the shareholders held on September 29, 2006.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Providence Exploration is involved in exploration activities for the recovery of oil and gas from the Marble Falls and Barnett Shale formations in the Fort Worth basin and from the Ellenburger carbonate, Strawn carbonate and Pennsylvanian-Wolfcamp sandstone reservoirs in Val Verde County. The Fort Worth basin prospects include approximately 7,374 acres of oil and gas leases and the Val Verde County prospects include approximately 12,832 acres of oil and gas leases. Providence Exploration has a 90% working interest and its joint venture operating partner, Harding Company, has a 10% working interest in the Fort Worth basin projects.

The Company is considered a development stage company as defined in SFAS No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of Providence Resources, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Inventory

Inventory consists of drilling rigs, parts and components. The Company records inventory at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. Depreciation is computed by using the straight-line method. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations.

Oil and Gas Leases Not Subject to Amortization

Oil and gas lease costs are recorded at cost and consist of 7,374.5 acres of land leases in North Eastern Texas in the Barnett Shale Formation and 12,847.2 acres of land leases in Southwest Texas in Val Verde County. These leases are undeveloped at December 31, 2006, and accordingly no depletion is included in the accompanying consolidated financial statements.

The Company follows the full cost method of accounting for exploration and development of oil and gas properties whereby all costs in acquiring, exploring and developing properties are capitalized, including estimate of abandonment costs, net of estimated equipment salvage costs. Prior to acquisition on September 29, 2006, Providence Exploration capitalized $ 3,278,647 in exploration costs. No costs related to production, general corporate overhead, or similar activities have been capitalized. As of December 31, 2006, the Company only has capitalized costs of unproved properties acquired and related exploration costs. Leasehold costs are depleted based on the units-of-production method based on estimated proved reserves. No proved reserves currently exist for the Company and therefore no depletion has been taken as of December 31, 2006.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Oil and Gas Leases Not Subject to Amortization (continued)

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets to be held and used, excluding proved oil and gas properties accounted for under the full cost method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company’s long-lived assets related to its proved oil and gas properties accounted for under the full cost method of accounting are prescribed by the Securities and Exchange Commission (Regulation S-X, Rule 4-10, “Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975”).

Intangible Assets

Costs associated with the acquisition of definite life intangibles are capitalized and amortized over their useful life. These costs will are reviewed quarterly by management for impairment and valuation. Such impairment is reviewed from available information at the time such as projected cash flow analysis, sales orders and other information available to help management determine future realization of this asset. Management will write this intangible down to its net realizable value at the time of impairment appears to exist.

Loan origination fees are amortized on a straight line basis over the 36 month term of the loans and are as follows:

                                                                                         2006            2005
Loan Origination Fee                                                                    69,896            -0-
Accumulated Amortization                                                                24,097            -0-
Total                                                                                   45,799            -0-

Long-Lived Assets

The Company evaluates its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets”. Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to deferred start-up cost. For income tax purposes start-up costs are deferred until the Company begins generating revenue, at which time the costs begin being amortized.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. At December 31, 2006, the Company had $1,540,145 in bank deposit accounts. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Translation of Foreign Currencies

Assets and liabilities of the Company’s foreign subsidiary are translated into U.S. dollars at the applicable exchange rates at year-end. Net gains or losses resulting from the translation of the Company’s assets and liabilities are reflected as a separate component of stockholders’ equity. A negative translation impact on stockholders’ equity reflects a current relative U.S. dollar value higher than at the point in time that assets were actually acquired in a foreign currency. A positive translation impact would result from a U.S. Dollar weaker in value than at the point in time foreign assets were acquired.

Income and expense items are translated at the weighted average rate of exchange (based on when transactions actually occurred) during the year.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.

The Company incurred revenues during the year ended December 31, 2006. Revenues are recorded upon the completion of the services, with the existence of an agreement and where collectability is reasonably assured. Oil and natural gas production revenue will be recognized at the time and point of sale after the product has been extracted from the ground.

Stock-Based Compensation

At December 31, 2006, the Company has stock-based employee compensation plans, which are described in greater detail in Note 11. The Company accounts for those plans under the recognition and measurement principles of APB Opinion 25, “Accounting for Stock Issued to Employees”, and related Interpretations, and has adopted the disclosure provisions of SFAS 123 (R), “Share Based Payment.” Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS 123 (R), the Company’s net loss and loss per share would have been reduced to the pro forma amounts indicated below:

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Stock Based Compensation (continued)

                                                                             2006                2005
Net loss as reported                                                $(6,761,584)          $ (944,857)

Deduct:
         Total stock-based employee compensation expense
         determined under fair value based method for all
         awards, net of related tax effects                                    -                  -

Net loss pro forma                                                  $ (6,761,584)         $ (944,857)

Loss per share - basic and diluted:
         As reported                                                      $ (.24)             $ (.08)
         Pro forma                                                        $ (.24)             $ (.08)

Earnings Per Share

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise or conversion of warrants, options and convertible securities, if any, using the treasury stock method. The Company had 7,303,650 stock equivalents of warrants at December 31, 2006 that were excluded from the calculation of diluted earnings per share. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.

Earnings Per Share computation for Continuing operations:

                                                                                      2006                  2005

                     Numerator - (loss from continuing operations)       $      (6,761,584)    $       (645,609)
                     Denominator - weighted average
                      number of shares outstanding                              28,296,428             8,032,000

                     Loss per share                                      $           (0.24)    $           (0.08)
Earnings Per Share computation from Discontinued Operations:
                                                                                      2006                  2005

                     Numerator - (loss from discontinued operations)$    Nil              $    (299,248)
                     Denominator - weighted average
                      number of shares outstanding                              28,296,428             8,032,000

                     Loss per share-discontinued operations              $          (0.00)     $           (0.04)

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 — Organization and Summary of Significant Accounting Policies (continued)

Earnings Per Share (continued)

Earnings Per Share computation for Net Income:

                                                                                      2006                  2005

                     Numerator - (Net Loss)                              $     (6,761,584)     $       (944,857)
                     Denominator - weighted average
                      number of shares outstanding                              28,296,428             8,032,000

                     Loss per share                                      $          (0.24)     $           (0.12)
Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2005 financial statements may have been reclassified to conform to the 2006 presentation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The carrying amount of these items approximates fair value because of their short-term nature and the notes payable bear interest at the market interest rate.

Note 2 — Going Concern

As of December 31, 2006, the Company’s revenue generating activities have not generated sufficient funds for profitable operations, and the Company has incurred losses of $15,984,684 since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We anticipate that additional funding will be required in the next twelve months and that it will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with firm assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 3 — Promissory Note Receivable

Prior to the acquisition of Providence Exploration, the Company had advanced funds to Providence Exploration in exchange for a secured revolving promissory note. The note was secured by the assets of Providence Exploration including all of the debtor’s rights, titles and interests in certain leases of oil, gas and mineral interests located in the Comanche and Hamilton counties of Texas. The face value of the note increased to match the amounts advanced by the Company. The note bears interest at 7.0% per annum and was to be paid in full by December 1, 2006. Once the Company acquired Exploration, the intercompany note was eliminated upon consolidation. Prior to the acquisition date of September 29, 2006, the Company had advanced $8,886,761 to Providence Exploration LLP and the accrued interest on the note was $302,603.

Note 4 — Property and Equipment

Drilling and service rigs and equipment are recorded at cost and are depreciated over their estimated useful lives of ten years using the straight-line method. Office furniture and equipment and automotive equipment are recorded at cost and depreciated over their estimated useful lives of five to ten years using the straight-line method.

Upon sale or retirement of property and equipment the cost and related accumulated depreciation of the asset are removed from the Company’s accounts and gain or loss is recognized.

Expenditures for repair and maintenance are charged to expense as incurred.

The Company’s property and equipment at December 31, 2006 consist of the following:

                                                                        2006         2005
                                                                    --------------------------
                                                                    -------------
                        Drilling Rigs and Equipment                       15,441        3,740

                        Vehicles                                          27,495            -

                        Office furniture and Equipment                    12,659            -
                            Less accumulated depreciation                (9,785)      (2,721)
                                                                    --------------------------
                                                                    --------------------------

                                        Equipment, net                   $45,810        1,019
                                                                                ==============

Depreciation expense for the years ended December 31, 2006 and 2005 was $9,544 and $491 respectively.

Note 5 — Patents

In 2002, patents were obtained pursuant to an agreement whereby the Company executed an Intellectual Property Assignment and Sale Agreement (“Agreement”) with B.I.M.E. GmBH, a German corporation, and Hermann Esser and Eduard Kneifel, both German residents (“Sellers”), to acquire certain infectious medical waste sterilization and disposal technologies developed in Germany. The Agreement transfers to the Company the exclusive ownership of both the Valides® Modular Infectious Medical Waste Disposal System and the Medides System together with all the intellectual property, including the patents, patents pending, proprietary software and licenses required to manufacture, operate and market these technologies worldwide.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 5 — Patents (continued)

As of December 31, 2004, the gross carrying value of the patents was $404,446 and accumulated amortization was $121,334. In the first six months of 2005, the Company recognized a further $20,222 of amortization on the patents. On June 30, 2005 the Company reviewed the carrying value of its patents and determined that the prospect of sales this year and future expected cashflow from sales of the Valides system were unknown. Therefore the Company determined that there was sufficient evidence to indicate that the carrying value of the patent asset was impaired. Pursuant to the Company’s determination, it wrote off the remaining unamortized balance of $262,890 of its capitalized cost.

Note 6 — Long-term Notes Payable

          quarterly installments of $25,119 through July 31, 2008, including
          interest at 12%.                                                                $156,515

          Note Payable - Global Convertible Megatrend LTD., secured by drilling equipment, payable in quarterly installments of $50,238 through July
          31, 2008, including interest at 12%.
                                                                                           352,608

          Note Payable - FAGEB AG, secured by drilling equipment, payable in quarterly installments of $37,722 through September 25, 2008,
          including interest at 12%.                                                       264,802

                           Total                                                           773,925
                           Less current portion                                            454,099
                                Long-term notes payable                                  $ 319,826

Future minimum principal payments on long-term debt are as follows:

         2007                                                                         -0-
         2008                                                                     319,826
         Total                                                                    319,826

Note 7 — Convertible Debentures

Two convertible debentures were issued during 2002 (May 3, 2002-$75,000 and May 6, 2002-$250,000), bearing interest at 7.5% per annum, which mature in three years. The convertible debentures become immediately due and payable upon certain events of default unless waived by the lender. Interest on the principal amount was due annually on the anniversary date of the issue date. The conversion feature allowed the holder at any time to convert any unpaid amount of principal or interest at $5.00 per share for a period of three years from the date of issuance. Pursuant to the terms of the convertible debenture, the Company agrees to file a Registration Statement within 60 days of conversion with the U.S. Securities and Exchange Commission.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 7 — Convertible Debentures (continued)

The convertible debentures are secured by substantially all of the Company’s assets consisting of all tangible and intangible property, but not limited to procedures, instruments, devices, equipment, research, designs, registrations, licenses, trademarks, software, patents, patents pending, “know-how” expertise, all additions and replacements to such property and any other documentation related to the Valides® and Medides systems for sterilizing and disinfecting infectious waste.

On January 14, 2004, the conversion price of the two debentures was adjusted to $0.10 per share.

The terms for these two convertible debentures were extended to May 3, 2008 and May 6, 2010, respectively pursuant to the terms of extension agreements dated March 31, 2005. The extension agreements require certain additional conditions related to the Company’s obligations as follows:

1.	The interest payable on the convertible debentures, as of May 4, 2005, accrues at a rate of ten percent (10%) per annum payable on a quarterly basis with the initial quarterly interest payments due on September 30, 2005 and at the end of each quarter thereafter until repayment or conversion.

2.	The right to convert the whole part or any part of the principal amounts and accrued interest into shares of the Company extends until May 3, 2008 and May 6, 2010 respectively.

3.	Upon conversion or repayment of the principal amounts and accrued interest, the holders of the convertible debentures are entitled to a ten percent (10%) bonus on the amount due as of such date. The market value of this bonus on the date of the extension was recorded as financing expense of $32,500.

On October 3, 2005 the Company reached an agreement with the beneficiaries of these two outstanding debentures for payment of interest accrued to September 30, 2005. The Company issued 136,298 shares of common stock to Global Convertible Megatrend Ltd. for $13,629 owed, and 56,250 shares of common stock to Max Fugman for $5,625 owed.

On April 11, 2006, the principal amount of the $75,000 debenture to Max Fugman and $3,863 of accrued interest were converted into shares of common stock at $0.10 per share. After applying the 10% bonus, the Company issued 867,493 shares of common stock to extinguish $86,749 of debt consisting of $75,000 of principal repayment and $11,749 in accrued interest. The Company recorded interest expense of $954,243 to reflect the value of the shares issued upon conversion in excess of the book amounts.

On June 15, 2006, the interest accrued on the $250,000 debenture to Global Convertible Megatrend Ltd. was converted into shares of common stock at $0.10 per share. The Company issued 167,810 shares for $16,781 of interest owed. The Company recorded interest expense of $192,982 to reflect the value of the shares issued upon conversion of the book amount.

On December 31, 2006, the interest accrued on the $250,000 debenture to Global Convertible Megatrend Ltd. was converted into shares of common stock at $0.10 per share. The Company issued 145,200 shares for $14,520 of interest owed. The Company recorded interest expense of $65,340 to reflect the value of the shares issued upon conversion of the book amount.

The Company applied EITF 98-5 and EITF 00-27 in determining whether convertible debentures have a beneficial conversion feature, and in determining the value of such benefit. The Company determined that there was not beneficial conversion feature of the following Convertible Debentures.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 7 — Convertible Debentures (continued)

On November 28, 2005, the Company issued seven convertible debenture certificates for the total principal sum of $3,320,000 due in full with accrued and unpaid interest on November 30, 2010. The interest at a rate of 7.0% per annum is payable on a semi-annual basis with the initial payment due on June 1, 2006. The holders of the debentures has the right to convert all or part of the principal and accrued interest into common shares of the Company at $0.35 per share at any time prior to maturity.

On August 24, 2006, the interest accrued on the seven debentures was partially converted into shares of common stock at $0.35 per share. The Company issued 263,563 shares for $92,247 of interest owed. The Company recorded interest expense of $144,960 to reflect the value of the shares issued upon conversion of the book amount.

On December 1, 2006, the interest accrued on the seven debentures was partially converted into shares of common stock at $0.35 per share. The Company issued 260,712 shares for $91,249 of interest owed. The Company recorded interest expense of $52,142 to reflect the value of the shares issued upon conversion of the book amount.

For the year ended December 31, 2006, the Company recorded $1,669,426 as interest and financing expense relating to convertible debentures. Accrued interest as at December 31, 2006 for all outstanding debentures totaled $94,916.

The total value of the principal of the eight convertible debentures outstanding as of December 31, 2006 was $3,570,000. Repayment of this principle is due according to the following schedule:

                  Year                      Principal Repayment
                  2006                                           -
                  2007                                           -
                  2008                                           -
                  2009                                           -
                  2010                                 $ 3,570,000

Note 8 — Related Party Transactions

The Company has entered into an agreement with Markus Mueller, a director of the Company for consulting services. The agreement has an automatic renewal provision unless terminated by either party. During the years ended December 31, 2006 and 2005, the Company recognized consulting expense of $64,500 and $42,000 respectively. The balance of $75,000 was due to Mr. Mueller at December 31, 2006.

The Company has entered into an agreement with Nora Coccaro, the Company’s President, for consulting services. The agreement has an automatic renewal provision unless terminated by either party. During the years ended December 31, 2006 and 2005, the Company recognized consulting expense of approximately $424,500 and $43,331 respectively. Of the current year charge, $360,000 relates to the deemed value of 300,000 shares of common stock issued to the President on April 26, 2006.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 9 — Stockholders’ Equity Transactions

On July 25, 2006, the Company issued 1,336,992 units in an equity financing for a total of $8,021,952. Each $6.00 unit comprised of 10 shares of common stock and 5 share purchase warrants, which warrants are exercisable at $1.00 for a period of three years from the date of grant. A total of 13,369,920 shares of common stock were issued and 6,684,960 warrants were issued. The Company recorded $3,409,330 as a financing cost related to the issuance of the warrants. As finder’s fees, the Company paid $225,096 in cash and issued 234,690 warrants exercisable at $0.72 for a period of three years from the date of grant. The Company recorded $122,743 as a finder’s fee expense related to the issuance of these warrants.

On September 29, 2006, the Company issued 16,500,000 shares of common stock valued at $13,200,000 pursuant to the acquisition of Providence Exploration. In connection with the acquisition, the Company issued a further 3,500,000 shares of common stock valued at $2,800,000 as payment of the outstanding balance for oil and gas leases in Val Verde County.

The Company acquired the following fixed assets upon acquisition:

Drilling rig inventory                                          $                724,515
Property and equipment                                                            47,979
Oil and gas leases - undeveloped                                              23,807,018
                                                               -----------------------------
                                                                $             24,579,512

During the year ended December 31, 2006, the Company issued 2,004,778 shares of common stock valued at $2,071,214 for debt.

During the year ended December 31, 2005, the Company issued 1,250,000 shares of common stock at $0.10 per share for a total of $125,000. The Company also issued 6,270,000 shares of common stock at $0.30 per share for a total of $1,881,000.

In connection with the offering of 6,270,000 shares common stock and $3,320,000 of convertible debentures during the 2005 year, a sales commission totaling 5% was authorized for payment to two individuals, comprising of 3% in cash and 2% in warrants to purchase 348,000 shares of Company common stock at $0.30 per share. The warrants granted have a fair market value totaling $191,400.

During the year ended December 31, 2005, the Company issued 2,334,841 shares of common stock for accounts payable of $201,212, and accrued interest of $32,038. An amount of $116,742 was recorded as a financing cost due to the premium of the prevailing market price at the time of issuance over the stated price in the share for debt swap.

Note 10 — Minority Interest

Minority interest relates to the 10% interest in County Pipeline, LLC that is not held by the Company. This subsidiary was formed in October of 2006 with the purpose of constructing an oil and gas pipeline in Comanche County, Texas.

Note 11 — Preferred Stock

The Company’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at December 31, 2006.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 12 — Warrants

During 2005, in connection with the offering of 6,270,000 shares common stock and $3,320,000 of convertible debentures during the year, a sales commission was partially paid in warrants. The warrants are exercisable in whole or in part allowing the holders to purchase 348,000 shares at an exercise price of $0.30 before the expiry date of December 1, 2010. On the date granted, the fair market value of these warrants, totaling $191,400, consisted of $68,970 for warrants issued in connection with the common stock offering, and $122,430 for warrants issued in connection with the debenture offering. The value of the warrants issued in connection with the debenture offering was recorded as a financing expense.

As part of the equity financing completed in July 2006, the Company issued 6,684,960 warrants exercisable until July 25, 2009 at $1.00 per share. The Company recorded $3,409,330 as a financing expense related to the issuance of these warrants based on their value as calculated using the Black-Scholes model.

The following assumptions were used for the Black-Scholes valuation of the warrants granted in 2006:

         Risk-free interest rate                                                        4.50%
         Expected life of options                                                   3.0 years
         Annualized volatility                                                           177%
         Dividend rate                                                                  0.00%

Transactions involving the Company’s warrant issuance are summarized as follows:

                               Warrants Outstanding                            Warrants Exercisable
                           -----------------------------                   ------------------------------
                           -----------------------------                   -----------------------------
                 Year       Exercise        Number           Weighed           Number        Weighted
                                                             Average                          Average
                                            Shares         Contractual                       Exercise
                             Price        Outstanding      Life (Years)     Exercisable        Price
              -----------  -----------  ----------------  ---------------  ---------------  ------------
              -----------  -----------  ----------------  ---------------  ---------------  ------------
                 2005      $     0.30           348,000             4.00          348,000   $       .30
                 2006      $     1.00         6,684,960             2.50        6,684,960   $      1.00
                 2006      $     0.70           234,690             2.50          234,690   $       .70

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 12 — Warrants (continued)

                                                                                     Number of         Average
                                                                                       Shares       Exercise Price
                                                                                   ---------------  ---------------
                                                                                   ---------------  ---------------

                                                                                   ---------------------------------
Outstanding at December 31, 2004                                                                0   $            0

Granted                                                                                   348,000   $          .30
Exercised                                                                                       -   $            -
Cancelled                                                                                      (-)  $           (-)
                                                                                   ---------------------------------
                                                                                   ---------------------------------
Outstanding at December 31, 2005                                                          348,000   $          .30

Granted                                                                                 6,919,650   $          .99
Exercised                                                                                       -   $            -
Cancelled                                                                                           $
                                                                                   ---------------  ---------------
                                                                                   ---------------  ---------------
Outstanding at December 31, 2006                                                        6,954,450   $          .96
                                                                                   =================================

Note 13 — Acquisition of Providence Exploration

On September 29, 2006, the Company entered into a share purchase agreement pursuant to which the Company acquired 100% control over Providence Exploration through the acquisition of all of its outstanding member shares.

The purchase price of the transaction required the Company to issue 20,000,000 common shares with a deemed value of $16,000,000. The shares were used to eliminate $3,571,311 of debt held by Providence Exploration. Prior to the transaction, Providence Exploration had a net assets deficit of $1,961,149 which included $73,721 in cash. The excess of the deemed value of the shares and fair value of the assets acquired amounted to $14,389,838 which was allocated to the value of undeveloped oil and gas leases held by Providence Exploration at the time of the acquisition. At the time of the acquisition, there was an intercompany account balance of $9,189,364 for principal and interest of cash advances made by the Company to Providence Exploration prior to the acquisition.

Note 14 — Agreements

In October 2005, the Company signed a joint exploration agreement with Harding Company. Under the terms of the agreement, the Company and Harding Company intend to explore, develop and produce oil and gas from Marble Falls and Barnett Shale formations in targeted areas of the Ft. Worth basin. Harding Company is appointed as operator.

The Company is required pursuant to the agreement to fund 100% of all costs of the management and operation for a minimum of 3 wells. The Company will carry Harding for its 10% working interest in all wells drilled and completed through the pipeline connection phase, in the project.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 14 — Agreements (continued)

Effective February 22, 2006, the Company entered into an agreement to purchase oil and gas leases in Val Verde County, Texas. The purchase price was $3,849,600, payable $1,924,800 cash and $1,924,800 note payable. In March 2006, Harding Company paid the Company 192,480 related to the purchase. In connection with the acquisition of Providence Exploration, the Company issued 3,500,000 shares of common stock valued at $2,800,000 as payment of the outstanding balance for the oil and gas leases in Val Verde County.

Note 15 — Commitments and Contingencies

The Company leases office and warehouse space under an operating lease with monthly payments of 1,200 per month, expiring October 1, 2007. The Company also leases a vehicle under an operating lease with monthly payments of 455.74, expiring in October 2007. Minimum lease payments for 2007 are $12,502. Rent expense for the years ended Decmeber 31, 2006 and 2005 were $21,955 and $6,429, respectively.

Note 16 — Deferred Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of the following:

                                                     Years Ended December 31,            Cumulative
                                                               2006        2005          Amounts
Income tax benefit at statutory rate                   $ (2,299,000)   $   (318,000)    $ (4,721,000)
Change in valuation allowance                             2,299,000         318,000        4,721,000
                                                       $          -    $         -      $          -

Deferred tax assets are as follows at December 31, 2006:

NOL Carry-forward                           $ 4,721,000
Valuation allowance                          (4,721,000)
                                            $         -

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 16 — Deferred Income Taxes (continued)

The Company has incurred Net Operating Losses of approximately $16,000,000. These losses will be carried forward to offset future taxable income and will expire beginning in 2014. However, realization of the future tax benefit of these carry-forwards is contingent on the Company’s ability to generate positive net operations. A valuation allowance has been recorded for the full amount of the deferred tax asset because it is more likely than not that the deferred tax asset will not be realized. The components of current income tax expense as of December 31, 2006 and 2005, respectively are as follows:

                                                                   As of  December 31,
                                                                  2006              2005
                                                           -----------------  ----------------
              Current federal tax expense                $            -     $            -

              Current state tax expense                               -                  -
              Change in NOL benefits                         2,299,000             318,000
                  Change in valuation allowance             (2,299,000)           (318,000)

              Income tax expense                         $            -     $            -

Note 17 — Discontinued Operations

Effective December 31, 2000, the Company closed its offices in Dallas, Texas, and discontinued its operations relating to the marketing and distributing of its Redloc II waste disposal system because of its inability to generate revenues due to lack of successfully obtaining contracts for its product. The Company wrote off inventory in the amount of $40,395 in accordance with SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” During the fourth quarter of 2002, the Company wrote off approximately $103,000 in assumed liabilities and included in gain (loss) on discontinued operations for 2002 is a gain of $102,692, and included in cumulative amounts from inception to December 31, 2002, is a net loss of $2,893,157.

There was no tax effect on this transaction due to the Company’s loss position.

Effective December 31, 2005, the Company discontinued all operations connected to the Valides® Modular Infectious Waste Disposal System and the Medides System due to the unsatisfactory level of revenue generated to date. In 2005, $299,248 was recorded as the loss on discontinued operations. Included in cumulative amounts from inception to December 31, 2005 is a net loss of $514,122. There was no tax effect on this transaction due to the Company’s loss position.

There was no impact of discontinued operations for the year ended December 31, 2006.

PROVIDENCE RESOURCES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 18 — Stock Based Compensation

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (R), “Share Based Payment” as described in Note 1. No stock options were granted in 2006 and 2005. No stock options were outstanding at December 31, 2006.

Note 19 — Reverse Common Stock Split

Effective August 25, 2003, the Company approved a 1-for-20 reverse common stock split. All common share amounts, common stock option amounts and per share information have been retroactively adjusted to reflect this common stock split in the accompanying financial statements.

Note 20 — Recent Accounting Pronouncements

In February 2006 the Financial Accounting Standards Board (FASB) issued Statement of Financial Standards No. 155 Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140 (SFAS 155). This standard permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS 155 allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value on an instrument-by-instrument basis. The standard eliminates the prohibition on a QSPE from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 also clarifies which interest-only and principal-only strips are not subject to the requirements of SFAS 133, as well as determines that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the fiscal year that begins after September 15, 2006. Adoption of SFAS 155 is not expected to have a material impact on our consolidated financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 becomes effective beginning with our first quarter 2007 fiscal period. We are currently evaluating the impact of this standard on our Consolidated Financial Statements.

In September 2006, the FASB issued FASB Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 becomes effective beginning with our first quarter 2008 fiscal period. We are currently evaluating the impact of this standard on our Consolidated Financial Statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. Effective for our fiscal year ending 2006, we will be required to fully recognize the assets and obligations associated with our defined benefit plans. Effective for fiscal year ending 2008, we will be required to measure a plan’s assets and liabilities as of the end of the fiscal year instead of our current measurement date of September 30. We are currently evaluating the impact of this standard on our Consolidated Financial Statements.

End of Notes to Financial Statements

PROVIDENCE RESOURCES INC.

SCHEDULE OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

December 31, 2006 and 2005

Supplemental Oil and Gas Information — FAS69

The following unaudited disclosures on standardized measures of discounted cash flows and changes therein relating to proved oil and gas reserves are determined in accordance with United States Statements of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities”.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein

In calculating the standardized measure of discounted future net cash flows, year-end constant prices and cost assumptions were applied to the Company’s annual future production from proved reserves to determine cash inflows. Future production and development costs are based on constant price assumptions and assume the continuation of existing economic, operating and regulatory conditions. Future income taxes are calculated by applying statutory income tax rates to future pre-tax cash flows after provision for the tax cost of oil and natural gas properties based upon existing laws and regulations. The discount was computed by application of a 10 percent discount factor to the future net cash flows. The calculation of the standardized measure of discounted future net cash flows is based upon discounted future net cash flows prepared by the Company’s independent qualified reserve evaluators in relation to the reserves they respectively evaluated, and adjusted by the Company to account for management’s estimate obligations and future income taxes. The Company cautions that the discounted future net cash flows relating to proved oil and gas reserves are an indication of neither the fair market value of the Company’s oil and gas properties, nor of the future net cash flows expected to be generated from such properties. The discounted future net cash flows do not include the fair market value of exploratory properties and probable or possible oil and gas reserves, nor is consideration given to the effect of anticipated future changes in crude oil and natural gas prices, development, asset retirement and production costs, and possible changes to tax and royalty regulations. The prescribed discount rate of 10 percent may not appropriately reflect future interest rates. The Company’s projections should not be interpreted as being equivalent to fair market value.

PROVIDENCE RESOURCES INC.

SCHEDULE OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

December 31, 2006 and 2005

Supplemental Oil and Gas Information — FAS69 (continued)

Net Proved Reserves (1, 2)

                                              Natural Gas                  Crude Oil and Natural
                                           (millions of cubic                   Gas Liquids
                                                 feet)                    (thousands of barrels)
December 31, 2005                                             -                                  -
Purchase of reserves in place                                 -                                  -
Production                                                    -                                  -
Adjustment for uneconomic wells                               -                                  -
                                         -----------------------         --------------------------
                                         -----------------------         --------------------------
December 31, 2006                                             -                                  -
                                         -----------------------         --------------------------
                                         -----------------------         --------------------------

Developed                                                     -                                  -
Undeveloped                                                   -                                  -
                                         -----------------------         --------------------------
                                         -----------------------         --------------------------
Total                                                         -                                  -
                                         -----------------------         --------------------------

(2)     Definitions:

a.	“Net” reserves are the remaining reserves of the Company, after deduction of estimated royalties and including royalty interests.

b.	“Proved oil and gas reserves.” Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic product ability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes that portion delineated by drilling and defined by gas-oil and /or oil-water contacts, if any; and the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

i.	Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

PROVIDENCE RESOURCES INC.

SCHEDULE OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

December 31, 2006 and 2005

Supplemental Oil and Gas Information - FAS69 (continued)

    ii.        Estimates of proved reserves do not include the following:

Oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”;

Crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

        Crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

Crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

c.	“Proved developed oil and gas reserves.” Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

d.	“Proved undeveloped reserves.” Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive unites that are reasonably certain of production when drilled. Proved reserves for other undrilled unites can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates, for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(3)	The Company does not file any estimates of total net proved crude oil or natural gas reserves with any U.S. federal authority or agency other than the SEC.

PROVIDENCE RESOURCES INC.

SCHEDULE OF SUPPLEMENTARY INFORMATION

ON OIL AND GAS OPERATIONS

December 31, 2006 and 2005

Supplemental Oil and Gas Information — FAS69 (continued)

Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Gas Reserves

The Company has no proved reserves and no oil and gas production and therefore has not presented the Standardized Measure of Discounted Future Net Cash Flows or operating results.

Capitalized Costs

December 31, 2006                                                       United States
Proved oil and gas properties                                                   $     -
Unproved oil and gas properties                                              26,266,981
                                                                      ------------------
                                                                      ------------------
Total capital costs                                                          26,266,981
Accumulated depletion                                                               (-)
                                                                      ------------------
                                                                      ------------------
Net capitalized costs                                                 $    26,266,981
                                                                      ------------------

Costs Incurred

                                                    United States
Year ended December 31, 2006                            2006
Acquisitions:
  Proved reserves                                  $             -
  Unproved reserves                                      3,987,877
                                                   ----------------
                                                   ----------------
Total acquisitions                                       3,987,877
Exploration costs                                        4,752,993
Development costs                                                -
Asset retirement obligations                                     -
                                                   ----------------
                                                   ----------------
Total costs incurred                               $     8,740,870
                                                   ----------------

Costs of $7,266,524 were incurred by Providence Exploration prior to its acquisition by Providence Resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS OR ACCOUNTING AND FINANCIAL DISCLOSURE

Providence has had no changes in or disagreements with our accountants, as to accounting or financial disclosure, over the two most recent fiscal years.

AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS

Providence is subject to the informational requirements of the Securities Act. Providence files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Providence’s articles of incorporation provide that a director of Providence shall not be personally liable to Providence or our shareholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Texas Business Corporations Act. Providence’s articles of incorporation further provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Providence or is or was serving at the request of Providence as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding to the full extent permitted by the Texas Business Corporations Act.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public offering of 12,669,920 shares of common stock and 6,523,150 shares underlying warrants to purchase common stock. All of the following expenses will be born by Providence. The amounts set forth are estimates except for the Commission registration fee:

--------------------------------------------------------------------------------- -- ---------------------- --
Expense                                                                                  Amount to be Paid
--------------------------------------------------------------------------------- -- ---------------------- --
--------------------------------------------------------------------------------- -- ---------------------- --
    Securities and Exchange Commission registration fee                           $               1,478.64
    Attorneys' fees and expenses                                                                 40,000.00
    Accountants' fees and expenses                                                               10,000.00
    Transfer agent's and registrar's fees and expenses                                            1,000.00
                                                                                     ----------------------
                                                                                     ----------------------
Total                                                                             $                      $
--------------------------------------------------------------------------------- -- ---------------------- --

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of Providence’s securities without registration within the last three years. The following securities are shares of common stock, warrants to purchase common stock, and debentures convertible into common stock. Sales which involved the use of an underwriter and commissions paid in connection with the sale of securities are noted.

--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
     Date        Shares                    Name                   Consideration   Price      Description      Exemption
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
10/30/2003        110,000  Richard Bullock                               $22,000   $0.20  Cash               Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
12/6/2003         142,500  Global Convertible Megatrend Ltd.             $35,623   $0.25  Interest due on    Reg. S /
                                                                                          convertible debt   4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
12/12/2003         55,555  Union Securities Ltd.                         $11,111   $0.20  Cash               Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
12/12/2003        111,110  FE Global Undervalued Investment Ltd.         $22,222   $0.20  Cash               Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
9/30/2004         416,667  Global Convertible Megatrend Ltd.             $25,000   $0.06  Cash               Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
9/30/2004         237,746  Max Fugman                                    $14,265   $0.06  Interest due on    Reg. S /
                                                                                          convertible debt   4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
3/1/2005          750,000  Global Convertible Megatrend Ltd.             $75,000   $0.10  Cash               Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
4/8/2005          500,000  FAGEB AG                                      $50,000   $0.10  Cash               Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
10/3/2005         136,298  Global Convertible Megatrend Ltd.             $13,628   $0.10  Interest due on    Reg. S /
                                                                                          convertible debt   4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
10/3/2005          56,250  Max Fugman                                     $5,625   $0.10  Interest due on    Reg. S /
                                                                                          convertible debt   4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
10/25/2005         50,000  Nora Coccaro*                                  $5,000   $0.10  Consulting fees    Reg. S /
                                                                                                             4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------
10/25/2005      2,092,293  Markus Mueller**                             $209,229   $0.10  Consulting fees,   Reg. S /
                                                                                          interest, loans    4(2)
--------------- ---------- -------------------------------------- --------------- ------- ------------------ -------------

*    Chief executive officer and director
**   Chairman of the board of directors

--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
     Date       Convertible                 Name                   Interest Rate    Due Date    Conversion    Exemption
                 Debenture                                         (semi-annual,                   Rate
                  Amount                                           convertible)
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005       $1,000,000  FAGEB AG                                   7%         11/30/2010     $0.35      Reg. S
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005         $360,000  Desmodio Management, Inc.                  7%         11/30/2010     $0.35      Reg. S
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005         $360,000  Capriccio Investments, Inc.                7%         11/30/2010     $0.35      Reg. S
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005         $400,000  FE Global Leveraged Invesments Ltd.        7%         11/30/2010     $0.35      Reg. S
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005         $250,000  FE Global Undervalued Investments          7%         11/30/2010     $0.35      Reg. S
                             Ltd.
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005         $100,000  Sunshine, Inc.                             7%         11/30/2010     $0.35      Reg. S
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------
11/28/2005         $850,000  FE Global Convertible Investment           7%         11/30/2010     $0.35      Reg. S
                             Ltd.
--------------- ------------ ------------------------------------ ---------------- ----------- ------------- -------------

A sales commission was authorized in connection with the above debentures, see below (dated 12/28/2005).

--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
     Date         Shares                    Name                  Consideration   Price      Description      Exemption
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/23/2005          200,000  Erich Hofer                                 $60,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/25/2005          340,000  Bruno Sauter                               $102,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/28/2005          400,000  Joe Eberhard                               $120,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/30/2005          340,000  Ralph Ruoss                                $102,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/30/2005        1,700,000  Nicolas Mathys                             $510,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/30/2005        1,300,000  Desmodio Management Inc.                   $390,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
11/30/2005        1,300,000  Capriccio Investments Inc.                 $390,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
12/20/2005          260,000  Bruno Sauter                                $78,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
12/21/2005          170,000  Dieter Schaerer                             $51,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------
12/21/2005          260,000  Walter Roeper                               $78,000   $0.30        Cash         Reg. S
--------------- ------------ ------------------------------------ --------------- ------- ------------------ -------------

A sales commission was authorized in connection with the above shares, see below (dated 12/28/2005).

--------------- ---------- --------------------------------------------- --------------- --------------- ---------------
     Date       Warrants                       Name                      Exercise Price   Description      Exemption
--------------- ---------- --------------------------------------------- --------------- --------------- ---------------
--------------- ---------- --------------------------------------------- --------------- --------------- ---------------
12/28/2005      166,543    Christian Russenberger                                 $0.30  Commission*     Reg. S
--------------- ---------- --------------------------------------------- --------------- --------------- ---------------
--------------- ---------- --------------------------------------------- --------------- --------------- ---------------
12/28/2005      148,571    Sunshine, Inc.                                         $0.30  Commission**    Reg. S
--------------- ---------- --------------------------------------------- --------------- --------------- ---------------
*	In connection with the offering of common stock authorized between 11/23/2005 and 12/21/2005 in the aggregate amount of $1,881,000 and convertible debentures authorized on 11/28/2005 in the aggregate amount of $720,000 for a total amount of $2,601,000, a sales commission totaling 5% was authorized for payment, comprised of 3% in cash and 2% in warrants.

**	In connection with the above offering of convertible debentures authorized on 11/28/2005 in the aggregate amount of $2,600,000, a sales commission totaling 5% was authorized for payment, comprised of 3% in cash and 2% in warrants.

--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
     Date        Shares                   Name                  Consideration   Price     Description       Exemption
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
4/11/2006         867,493  Max Fugman                                  $86,749   $0.10  Interest due      Reg. S / 4(2)
                                                                                        and convertible
                                                                                        debt
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
4/26/2006         300,000  Nora Coccaro*                              $360,000   $1.20  Services          Reg. S / 4(2)
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
6/15/2006         167,810  Global Convertible Megatrend Ltd.           $16,781   $0.10  Interest due on   Reg. S / 4(2)
                                                                                        convertible debt
--------------- ---------- ------------------------------------ --------------- ------- ----------------- --------------
* Chief executive officer and director

On July 25, 2006, Providence authorized the issuance of 6,779,640 restricted shares of common stock and authorized the delivery of 3,389,820 share purchase warrants, for cash consideration of $4,067,784 in connection with an equity financing, to 41 investors pursuant to the exemptions from registration provided by Regulation S of the Securities Act.

-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      Shares             Warrants                             Name                           Exercise    Consideration
                                                                                              Price
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      60,000              30,000       Roman Sandmayr                                         $1.00         $36,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      25,000              12,500       Roland Wiesmann                                        $1.00         $15,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      40,000              20,000       Markus Wassmer                                         $1.00         $24,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      80,000              40,000       Heidi Haefeli                                          $1.00         $48,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      50,000              25,000       Roger Curchod                                          $1.00         $30,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      170,000             85,000       Westwood Trading Ltd.                                  $1.00         $102,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      150,000             75,000       Brigadoon Investments Ltd.                             $1.00         $90,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      50,000              25,000       Hans Peter Stocker                                     $1.00         $30,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      50,000              25,000       Hansruedi Schumacher                                   $1.00         $30,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Daniel Beck                                            $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      60,000              30,000       Dr. Marc-Andre Schwab                                  $1.00         $36,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      80,000              40,000       Dieter Schaerer                                        $1.00         $48,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Klimkin Associated SA                                  $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Elsbeth Russenberger                                   $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      300,000            150,000       Global Leveraged  Investment                           $1.00         $180,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      450,000            225,000       Global Undervalued Investment                          $1.00         $270,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       George Scherrer                                        $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      700,000            350,000       Mamo Limited                                           $1.00         $420,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      85,000              42,500       Ilse Kaufmann                                          $1.00         $51,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      250,000            125,000       Germal GMBH                                            $1.00         $150,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------

-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      Shares             Warrants                             Name                           Exercise    Consideration
                                                                                              Price
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Martin Alex Murbach                                    $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      70,000              35,000       Wyler Esther                                           $1.00         $42,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
     1,666,670           833,335       Nicolas Mathys                                         $1.00        $1,000,002
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      380,000            190,000       Bank Julius Baer and Co. Ltd                           $1.00         $228,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      20,000              10,000       Niconsult GmbH                                         $1.00         $12,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      53,000              26,500       Patrick Meier                                          $1.00         $31,800
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      10,000              5,000        Vladimir Mitrovic                                      $1.00          $6,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      25,000              12,500       Christoph Oeschger                                     $1.00         $15,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      860,000            430,000       Finter Bank Zurich                                     $1.00         $516,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      50,000              25,000       Claire Spencer                                         $1.00         $30,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Brad Holland                                           $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Middlemarch Partners Limited                           $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      100,000             50,000       Bank Vontobel AG                                       $1.00         $60,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      16,670              8,335        Nasim Nasir                                            $1.00         $10,002
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      25,000              12,500       Peter John Noble                                       $1.00         $15,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      50,000              25,000       Arno Gassner                                           $1.00         $30,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      50,000              25,000       Klimkin Associated SA                                  $1.00         $30,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      20,000              10,000       Dominik Zehnder                                        $1.00         $12,000
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
-------------------- ----------------- --------------------------------------------------- ------------- ---------------
      83,300              41,650       Antonio Herrero                                        $1.00         $49,980
-------------------- ----------------- --------------------------------------------------- ------------- ---------------

On July 25, 2006, Providence authorized the issuance of 6,590,280 restricted shares of common stock and authorized the delivery of 3,295,140 share purchase warrants, for cash consideration of $3,954,168 in connection with an equity financing, to 117 investors pursuant to the exemptions from registration provided by Regulation D of the Securities Act.

------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      Shares            Warrants                               Name                            Exercise   Consideration
                                                                                                 Price
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      83,300             41,650       Dr. Harvey Glicker                                         $1.00       $49,980
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,000             8,000        Victor T. Aellen                                           $1.00        $9,600
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      40,000             20,000       Steve Nelson                                               $1.00       $24,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Bruce Colgin                                               $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     333,330            166,665       Crenshaw Family Partnership, LTD                           $1.00       $199,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      15,000             7,500        Theodore L Rhyne                                           $1.00        $9,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Southwest Securities, Inc. FBO Steve Nelson IRA            $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      30,000             15,000       Southwest Securities, Inc. FBO Mishawn M. Nelson IRA       $1.00       $18,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       James R. Foster                                            $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      25,000             12,500       Daryl M. Anderson                                          $1.00       $15,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Peter Kubin and Marie Kubin                                $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Paul D. Stewart                                            $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     166,680             83,340       William Marc Hill and Elizabeth Brogdon Hill               $1.00       $100,008
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     166,680             83,340       Willowbend Ventures, LP                                    $1.00       $100,008
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       David Hunter                                               $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------

------------------ ----------------- -------------------------------------------------------- ---------- ---------------
      Shares            Warrants                               Name                            Exercise   Consideration
                                                                                                 Price
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Michael Crabtree                                           $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      8,500              4,250        Meera Khedkar                                              $1.00        $5,100
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     500,000            250,000       Randall A. Crenshaw                                        $1.00       $300,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Spiral Bridge Family Limited Partnership                   $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Rodney Robert Martin                                       $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Joseph Simone                                              $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Kenneth W. Mullane                                         $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Peter E. Kenefick                                          $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      60,000             30,000       Chris J. Kaskow                                            $1.00       $36,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      25,000             12,500       Sharad Khedkar                                             $1.00       $15,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      25,000             12,500       Billie H. Hill and Georgia M. Hill                         $1.00       $15,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Hernan P. and Beverly L. Puentes                           $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      66,660             33,330       Samuel Weir                                                $1.00       $39,996
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       David J. Serra                                             $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Rebecca L. Gettemy                                         $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Michael J. Schneider                                       $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Joseph C. Bork                                             $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Curry Plumbing And Heating                                 $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Katy M. Chen                                               $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Sally M. Chen                                              $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Gen Liang Shi                                              $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      41,670             20,835       Jerry Hart                                                 $1.00       $25,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Harold Milbrodt                                            $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      35,000             17,500       Thomas E. Jordan                                           $1.00       $21,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      30,000             15,000       Dr. Robert. M. Squire M.D                                  $1.00       $18,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      40,000             20,000       Alan Miller                                                $1.00       $24,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Randy Clakson                                              $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      35,000             17,500       Frank M. Andrews                                           $1.00       $21,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      40,000             20,000       Kim Davies Roth IRA                                        $1.00       $24,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Michelle Maggio                                            $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      60,000             30,000       Kate McKnight                                              $1.00       $36,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      25,000             12,500       Stanley Fineberg                                           $1.00       $15,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      25,000             12,500       Harolyn And Harvey Glicker                                 $1.00       $15,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Charles Hough                                              $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Steven Hamilton                                            $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Berkeley Alliance Capital Circle                           $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     340,000            170,000       Barry Davis, Roth IRA                                      $1.00       $204,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      70,000             35,000       TTASSB Parters                                             $1.00       $42,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Nachum Y. Klar                                             $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000        Roger W. Patch Jr.                                        $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     166,670             83,335       Alfred Berg                                                $1.00       $100,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Wayne A. Reuter                                            $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------

------------------ ----------------- -------------------------------------------------------- ---------- ---------------
      Shares            Warrants                               Name                            Exercise   Consideration
                                                                                                 Price
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Theodore T. Magel                                          $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       David Hunter                                               $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Charles B. Crowell*                                        $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Frank M. Andrews                                           $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Barry Donnell                                              $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     416,700            208,350       Elite Trading, LLC                                         $1.00       $250,020
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Bennett Bouarnick                                          $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      2,000              1,000        Michael Swanson                                            $1.00        $1,200
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      86,700             43,350       Joshua Klar                                                $1.00       $52,020
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,700             8,350        David Klar                                                 $1.00       $10,020
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Joseph Sorrentino                                          $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     166,670             83,335       Crenshaw Family Partnership, LTD                           $1.00       $100,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      15,000             7,500        Mary Contini                                               $1.00        $9,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Mauricio A Platacuadros                                    $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      33,330             16,665       Tom Vaughn                                                 $1.00       $19,998
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      25,000             12,500       Harvey Glicker                                             $1.00       $15,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,000             8,000        Herbert Naiztat                                            $1.00        $9,600
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     250,000            125,000       Alfred Berg                                                $1.00       $150,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      30,000             15,000       Charles Wronski                                            $1.00       $18,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      15,000             7,500        Southwest Securities, Inc. FBO Steve Nelson IRA            $1.00        $9,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      15,000             7,500        Southwest Securities, Inc. FBO Mishawn M. Nelson IRA       $1.00        $9,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Charles Harbey                                             $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Kevin Mcknight                                             $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Peter Santamaria                                           $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      41,670             20,835       Sherman Dreiseszun                                         $1.00       $25,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Dennis Estrada                                             $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      83,340             41,670       Jerald Gunnelson                                           $1.00       $50,004
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Rick Riley                                                 $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      92,000             46,000       Nelson Canache                                             $1.00       $55,200
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Mauricio A. Platacuadros                                   $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Joseph Simone                                              $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Benjamin Fakheri                                           $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Angela K. Holahan                                          $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Ernest G. Ianetti                                          $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      8,000              4,000        Victor T. Aellen                                           $1.00        $4,800
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,000             8,000        Leonard M. Rhoades                                         $1.00        $9,600
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       David Iannacconi                                           $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      60,000             30,000       Chris J. Kaskow                                            $1.00       $36,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      83,340             41,670       Tom Vaughn                                                 $1.00       $50,004
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      30,000             15,000       Mathew Todd Frailey                                        $1.00       $18,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      60,000             30,000       Joseph Simone                                              $1.00       $36,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Robert Katan                                               $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------

------------------ ----------------- -------------------------------------------------------- ---------- ---------------
      Shares            Warrants                               Name                            Exercise   Consideration
                                                                                                 Price
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       David Vezzetti                                             $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      16,670             8,335        Y. Shmuel Herz                                             $1.00       $10,002
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      30,000             15,000       Sean Hajo                                                  $1.00       $18,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Michael J. Simone                                          $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Randolph Wallace                                           $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Joseph Hope and Mary Lynn Ashby-Hope                       $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      83,000             41,500       Wayne Todd Ervin                                           $1.00       $49,800
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        V. K. Mullins                                              $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Carol H Cassidy                                            $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      20,000             10,000       Sueperior Investments LLC                                  $1.00       $12,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Stewart Kennedy                                            $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      50,000             25,000       Michael J. Simone                                          $1.00       $30,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     100,000             50,000       Michael Monaco                                             $1.00       $60,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      40,000             20,000       Stewart Kennedy                                            $1.00       $24,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      15,000             7,500        Carla and Mark Coyle                                       $1.00        $9,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      10,000             5,000        Victoria Stapleton                                         $1.00        $6,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
      17,000             8,500        Laurence Maguire                                           $1.00       $10,200
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
------------------- ----------------- -------------------------------------------------------- ---------- ---------------
     140,000             70,000       Martin Oring                                               $1.00       $84,000
------------------- ----------------- -------------------------------------------------------- ---------- ---------------

* Former Director

--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
     Date        Shares                    Name                  Consideration   Price      Description      Exemption
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
8/11/2006          40,548  FE Global Leveraged Investments Ltd.         $14,192   $0.35  Interest due and   Reg. S /
                                                                                         convertible debt   4(2)
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
8/11/2006          25,343  FE Global Undervalued Investments             $8,870   $0.35  Interest due and   Reg. S /
                           Ltd.                                                          convertible debt   4(2)
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
8/11/2006          10,137  First Equity Securities Ltd.                  $3,158   $0.35  Interest due on    Reg. S /
                                                                                         convertible debt   4(2)
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
8/11/2006          86,165  FE Global Convertible Investment             $30,158   $0.35  Interest due on    Reg. S/ 4(2)
                           Ltd.                                                          convertible debt
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------
8/11/2006         101,370  FAGEB AG                                     $35,479   $0.35  Interest due on    Reg. S/ 4(2)
                                                                                         convertible debt
--------------- ---------- ------------------------------------- --------------- ------- ------------------ -------------

On September 29, 2006, Providence issued 16,500,000 shares of common stock valued at $13,200,000 pursuant to the acquisition of Providence Exploration. In connection with the acquisition, the Company issued a further 3,500,000 shares of common stock valued at $2,800,000 as payment of the outstanding balance for oil and gas leases in Val Verde County.

--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
     Date        Shares                    Name                  Consideration   Price     Description      Exemption
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
9/29/2006       2,286,330  Abram Janz                                $1,829,064   $0.80  Per Exchange      Reg. D/ 4(2)
                                                                                         Agreement dated
                                                                                         April 10, 2006
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Exchange
9/29/2006       2,000,000  Shirly Janz                               $1,600,000   $0.80  Agreement dated   Reg. D/ 4(2)
                                                                                         April 10, 2006
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------

--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
     Date        Shares                    Name                  Consideration   Price     Description      Exemption
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
9/29/2006          50,000  Edward Kneiffel                              $40,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
9/29/2006         400,000  Christian Diem                              $320,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
9/29/2006         400,000  George Scheerer                             $320,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
9/29/06         2,160,949  Markus Mueller*                           $1,728,760   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06      1,100,000  Global Project Finance AG                   $880,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06        500,000  JTE Finanz AG                               $400,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06      1,600,000  Swanlake Investments Limited              $1,280,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06      1,485,037  Carrera Investments Limited               $1,188,030   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06      2,658,759  Bo Thorwald Berglin                       $2,127,007   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06        291,119  Gosta Wilhelm Bergholtz                     $232,895   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06        291,119  Inge Wicki                                  $232,895   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06        681,119  James Ladner                                $544,895   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06        165,000  Neal and Norma Bezaire                      $132,000   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                                         Per Note
   9/29/06        430,568  Arden Gibb                                  $344,454   $0.80  Agreement dated   Reg. S /
                                                                                         April 10, 2006    4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------

* Chairman of the Board of Directors

--------------- ---------- ---------------------------- --------------- ------- ----------------------- ----------------
     Date        Shares               Name              Consideration   Price        Description           Exemption
--------------- ---------- ---------------------------- --------------- ------- ----------------------- ----------------
--------------- ---------- ---------------------------- --------------- ------- ----------------------- ----------------
10/4/2006       3,500,000   Global Mineral Solutions        $1,924,800   $0.55  Per Agreement for       Section 4(2)
                                                                                Purchase and Sale
                                                                                dated February 22,
                                                                                2006
--------------- ---------- ---------------------------- --------------- ------- ----------------------- ----------------

Providence has paid brokers commissions on the proceeds from the above July 25, 2006 equity financings in the aggregate amount of $225,096 in cash and an aggregate of 234,690 in share purchase warrants, as follows:

-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
    Date         Warrants                  Name                   Commission    Exercise    Maturity Date    Exemption
                                                                Consideration     Price
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
    11/7/2006      122,640   CR Innovations AG                        $122,640       $0.72      11/7/2009   Reg. S
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
    11/7/2006                JTE Finanz AG                            $ 35,700       $0.72      11/7/2009   Reg. S
                    35,700
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
    11/7/2006                Chris Trina                               $ 7,350       $0.72      11/7/2009   Section 4(2)
                     7,350
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
    11/7/2006                Quentin Bischoff                          $ 1,500       $0.72      11/7/2009   Section 4(2)
                     1,500
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
    11/7/2006                Todd McKnight                             $21,000       $0.72      11/7/2009   Section 4(2)
                    21,000
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------
   11/20/2006       46,500   BlueMont Trade and Investment Inc.        $46,500       $0.72     11/20/2009   Reg. S
-------------- ------------- ---------------------------------- --------------- ----------- --------------- -------------

--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
     Date        Shares                    Name                  Consideration   Price     Description      Exemption
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
12/1/2006          40,548  FE Global Leveraged Investments Ltd.         $14,038   $0.35  Interest due      Reg. S /
                                                                                         and convertible   4(2)
                                                                                         debt
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
                                                                .                        Interest due
12/1/2006          25,343  FE Global Undervalued Investments Ltd         $8,740   $0.35  and convertible   Reg. S /
                                                                                         debt              4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
12/1/2006          10,137  Sunshine Ltd.                                 $3,510   $0.35  Interest due on   Reg. S /
                                                                                         convertible debt  4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
12/1/2006          85,233  FE Global Convertible Investment             $29,832   $0.35  Interest due on   Reg. S/ 4(2)
                           Ltd.                                                          convertible debt
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
12/1/2006         101,274  FAGEB AG                                     $35,096   $0.35  Interest due on   Reg. S/ 4(2)
                                                                                         convertible debt
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------

--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
     Date        Shares                    Name                  Consideration   Price     Description      Exemption
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
12/31/2006        145,200  FE Global Leveraged Investments Ltd.         $14,192   $0.10  Interest due      Reg. S /
                                                                                         and convertible   4(2)
                                                                                         debt
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------

--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
     Date        Shares                    Name                  Consideration   Price     Description      Exemption
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------
5/15/2007         500,000  Highlander Energy LLC                       $120,000   $0.24  Consult Services  Reg. D/ 4(2)
--------------- ---------- ------------------------------------- --------------- ------- ----------------- -------------

All of the above recent sales of unregistered securities were made in reliance upon an exemption from registration provided by either Regulation S, Regulation D, or Section 4(2) promulgated by the Commission pursuant to the Securities Act.

Providence complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering only to offerees who were outside the United States at the time the shares were issued, and ensuring that the offerees to whom the stock were issued were non-U.S. offerees with addresses in foreign countries.

Providence’s Regulation D equity financing in 2006 (which shares were issued on June 25, 2006) was comprised of securities sold in the United States to accredited investors. Providence complied with the requirements of Rule 506.

Providence complied with the requirements of Section 4(2) based on the following factors: (i) the issuances were isolated private transactions by Providence which did not involve public offerings; (ii) the offerees committed to hold the stock for at least one year; (iii) there were no subsequent or contemporaneous public offerings of the stock; (iv) the stock was not broken down into smaller denominations; and (v) the negotiations for the offerings of the stock took place directly between the offerees and Providence.

INDEX TO EXHIBITS

Exhibit	Page No.	Description
3(i)(a)		Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(b)		Amendment to Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(c)		Amendment to Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(d)		Amended and Restated Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(e)		Amended and Restated Articles of Incorporation of the Company (incorporated by reference from the Form 10-QSB filed with the Commission on November 17, 2003)
3(i)(f)		Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference from the Form 8-K filed with the Commission on October 2, 2006).
3(i)(g)	Attached	Amendment to the Amended and Restated Articles of Incorporation
3(ii)(a)		Bylaws of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(ii)(b)		Amended and Restated Bylaws of the Company (incorporated by reference from the Form 8-K filed with the Commission on October 26, 2006)
5	Attached	Opinion Letter of Gerald Einhorn, dated May 1, 2007 (attached hereto on page 51)
10(i)		Joint Venture Agreement between Providence Exploration and Harding Company, dated October 1, 2005 (incorporated by reference from the Form 8-K filed with the Commission on October 2, 2006).
10(ii)		Extension of the Term of Series "A" Convertible Debenture Certificate with Max Fugman (incorporated by reference from the Form 10-KSB/A filed with the Commission on October 11, 2005).
10(iii)

Extension of the Term of Series "A" Convertible Debenture Certificate with Global Convertible Megatrend Ltd. (incorporated by reference from the Form 10-KSB/A filed with the Commission on October 11, 2005).

10(iv)

Agreement for Purchase and Sale between Providence Exploration and Global Mineral Solutions, L.P., dated February 22, 2006 (incorporated by reference from the Form 8-K filed with the Commission on October 2, 2006).

10(v)		Letter Agreement between Providence Exploration and Harding Company, dated March 30, 2006 (incorporated by reference from the Form SB2/A2 filed with the Commission on February 28, 2007)
10(vi)		Consulting Agreement with Eastgate Associates Ltd., dated April 1, 2006 (incorporated by reference from the Form 10-QSB filed with the Commission on November 13, 2006).
10(vii)

Securities Exchange Agreement dated April 10, 2006, between Providence, Providence Exploration, and the membership unit holders of Providence Exploration (filed on Form 8-K with the Commission on April 14, 2006).

10(viii)		Note Exchange Agreement dated April 10, 2006, between Providence and the holders of certain promissory notes issued by Providence Exploration (filed on Form 8-K with the Commission on April 14, 2006).
10(ix)

Amendment to the Terms of the Securities Exchange Agreement dated effective as of May 26, 2006, between Providence, Providence Exploration, and the membership unit holders of Providence Exploration (filed on Form 8-K with the Commission on July 3, 2006).

10(x)

Amendment to the Terms of the Note Exchange Agreement dated effective as of May 26, 2006, between Providence and the holders of certain promissory notes issued by Providence Exploration (filed on Form 8-K with the Commission on July 3, 2006).

14		Code of Ethics, adopted as of March 1, 2004 (incorporated by reference from the form 10QSB filed with the Commission on November 17, 2004).
21		Subsidiaries of Providence (incorporated by reference from the Form SB2/A2 filed with the Commission on February 28, 2007).
23(i)	Attached	Consent of Independent Registered Public Accounting Firm dated May 1, 2007 (attached hereto on page 53).
23(ii)	Attached	Consent of Counsel (See Exhibit 5).

UNDERTAKINGS

Providence hereby undertakes that we will:

o	File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

                               o Include any prospectus required by section 10(a)(3) of the Securities Act;

                               o Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                               o Include any additional or changed material information on the plan of distribution.

                               o For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

o	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                              o For determining liability of the undersigned small business issuer under the Securities

Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

o Any preliminary prospectus or prospectus of the undersigned small business issuer related to the offering required to filed pursuant to Rule 424;

o Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

o The portion of any other free writing prospectus related to the offering containing material information about he undersigned small business issuer or the securities provided by or on behalf of the undersigned small business issuer; and

o Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                        o Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other then prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Providence, pursuant to the foregoing provisions, or otherwise, Providence has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities, other than payment by Providence of expenses incurred or paid by a director, officer or controlling person of Providence in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Providence will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, Providence certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, hereunto duly authorized, in Vancouver, British Columbia, Canada on May 24, 2007.

Providence Resources, Inc.

 /s/ Nora Coccaro

 Nora Coccaro, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                              Title                                 Date

/s/ Nora Coccaro

Nora Coccaro                      Director                           May 24, 2007

 /s/ Markus Mueller

Markus Mueller                     Director                           May 24, 2007